Exhibit 99.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 IVILLAGE INC.,

                            VIRGIL ACQUISITION CORP.,

                                       AND

                              PROMOTIONS.COM, INC.

                          DATED AS OF FEBRUARY 11, 2002

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I        THE EXCHANGE OFFER .......................................  2

     Section 1.1   The Offer ..............................................  2

     Section 1.2   Company Action .........................................  5

ARTICLE II       THE MERGER ...............................................  7

     Section 2.1   The Merger .............................................  7

     Section 2.2   Closing ................................................  7

     Section 2.3   Effective Time .........................................  8

     Section 2.4   Conversion of Common Shares ............................  8

     Section 2.5   Organizational Documents ...............................  8

     Section 2.6   Directors and Officers of the Surviving Corporation ....  9

     Section 2.7   Company Stock Options ..................................  9

     Section 2.8   Company Stock Rights ...................................  9

ARTICLE III      PAYMENT FOR SECURITIES; EXCHANGE OF CERTIFICATES;
                 ADDITIONAL MERGER ACTIONS ................................  9

     Section 3.1   Exchange Agent .........................................  9

     Section 3.2   Exchange Procedures .................................... 10

     Section 3.3   Tax Characterization ................................... 11

     Section 3.4   No Further Ownership Rights ............................ 11

     Section 3.5   Termination of Exchange Fund ........................... 11

     Section 3.6   No Liability ........................................... 11

     Section 3.7   Lost, Stolen or Destroyed Certificates ................. 12

     Section 3.8   Withholding of Tax ..................................... 12

     Section 3.9   Appraisal Rights ....................................... 12

     Section 3.10  Stockholders' Meeting .................................. 12

     Section 3.11  Merger Without Meeting of Stockholders ................. 14

     Section 3.12  Rule 16b-3 ............................................. 14

     Section 3.13  Additional Actions ..................................... 14

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............ 14

     Section 4.1   Organization and Standing .............................. 14

     Section 4.2   Authority for Agreement ................................ 15

     Section 4.3   Capitalization ......................................... 15

     Section 4.4   Company Subsidiaries ................................... 16


                                      -I-

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     Section 4.5   No Conflict ............................................ 16

     Section 4.6   Required Filings and Consents .......................... 16

     Section 4.7   Compliance ............................................. 16

     Section 4.8   Litigation ............................................. 17

     Section 4.9   Company Reports; Financial Statements .................. 17

     Section 4.10  Absence of Certain Changes or Events ................... 17

     Section 4.11  Taxes .................................................. 18

     Section 4.12  Title to Personal Property ............................. 19

     Section 4.13  Real Property .......................................... 19

     Section 4.14  Environmental Compliance and Disclosure ................ 20

     Section 4.15  Officers and Employees ................................. 20

     Section 4.16  Employee Benefit Plans ................................. 20

     Section 4.17  Labor Relations ........................................ 23

     Section 4.18  Contracts and Commitments .............................. 24

     Section 4.19  Information Supplied ................................... 24

     Section 4.20  Intellectual Property .................................. 25

     Section 4.21  Consumer Protection Laws; Privacy Policy ............... 27

     Section 4.22  Insurance Policies ..................................... 28

     Section 4.23  Transactions with Affiliates ........................... 28

     Section 4.24  No Existing Discussions ................................ 28

     Section 4.25  Antitakeover Laws ...................................... 28

     Section 4.26  Company Rights Agreement ............................... 29

     Section 4.27  Brokers ................................................ 29

     Section 4.28  Vote Required .......................................... 29

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB .. 29

     Section 5.1   Organization and Standing .............................. 29

     Section 5.2   Authority for Agreement ................................ 30

     Section 5.3   Capitalization ......................................... 30

     Section 5.4   No Conflict ............................................ 31

     Section 5.5   Required Filings and Consents .......................... 31

     Section 5.6   Compliance ............................................. 31


                                      -II-

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     Section 5.7   Litigation ............................................. 31

     Section 5.8   Parent Reports; Parent Financial Statements ............ 31

     Section 5.9   Absence of Certain Changes or Events ................... 32

     Section 5.10  Taxes .................................................. 32

     Section 5.11  Information Supplied ................................... 33

     Section 5.12  Intellectual Property .................................. 33

     Section 5.13  Brokers ................................................ 34

     Section 5.14  Reservation of Shares; Cash ............................ 34

ARTICLE VI       COVENANTS ................................................ 34

     Section 6.1   Conduct of the Business Pending the Merger ............. 34

     Section 6.2   Access to Information; Confidentiality ................. 35

     Section 6.3   Reasonable Efforts; Notification ....................... 36

     Section 6.4   No Solicitation of Transactions ........................ 37

     Section 6.5   Public Announcements ................................... 39

     Section 6.6   Nasdaq Listing ......................................... 39

     Section 6.7   Company Affiliates ..................................... 39

     Section 6.8   Director Resignations .................................. 40

     Section 6.9   Stockholder Litigation ................................. 40

     Section 6.10  Employee Arrangements .................................. 40

     Section 6.11  Advertiser Visits ...................................... 40

     Section 6.12  Directors' and Officers' Indemnification and Insurance . 40

     Section 6.13  Delisting .............................................. 41

     Section 6.14  Taxes .................................................. 41

     Section 6.15  Standstill ............................................. 41

     Section 6.16  Non-Solicitation ....................................... 41

ARTICLE VII      CONDITIONS PRECEDENT ..................................... 41

     Section 7.1   Conditions to Each Party's Obligation to Effect
                   the Merger ............................................. 41

ARTICLE VIII     TERMINATION, AMENDMENT AND WAIVER ........................ 42

     Section 8.1   Termination ............................................ 42

     Section 8.2   Expenses ............................................... 44

     Section 8.3   Effect of Termination .................................. 45

     Section 8.4   Amendment .............................................. 45


                                     -III-
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                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     Section 8.5   Extension; Waiver ...................................... 45

ARTICLE IX       GENERAL PROVISIONS ....................................... 46

     Section 9.1   Nonsurvival of Representations and Warranties .......... 46

     Section 9.2   Notices ................................................ 46

     Section 9.3   Interpretation ......................................... 47

     Section 9.4   Counterparts ........................................... 47

     Section 9.5   Entire Agreement; No Third-Party Beneficiaries ......... 47

     Section 9.6   Governing Law .......................................... 47

     Section 9.7   Assignment ............................................. 47

     Section 9.8   Enforcement ............................................ 47

     Section 9.9   Annex I; Annex II; Exhibits; Disclosure Letters ........ 48

     Section 9.10  Jurisdiction; Venue .................................... 48

     Section 9.11  Waiver of Trial by Jury ................................ 48

ARTICLE X        CERTAIN DEFINITIONS ...................................... 49

ANNEXES, EXHIBITS AND SCHEDULES

Annex I     -    Index of Defined Terms

Annex II    -    Conditions to the Offer

Annex III   -    Calculation of Net Cash

Exhibit A   -    Form of Affiliates Letter


                                      -IV-
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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (together with all annexes, letters, schedules and exhibits hereto, this "Agreement"), dated as of February 11, 2002, by and among IVILLAGE INC., a Delaware corporation ("Parent"), VIRGIL ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and PROMOTIONS.COM, INC., a Delaware corporation (the "Company").

                                    RECITALS

      A. It is proposed that Parent, through Merger Sub, will acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Shares"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of June 28, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Company Rights Agreement").

      B. It is proposed that Parent will cause Merger Sub to make an exchange offer (as such may be amended from time to time as permitted by this Agreement, the "Offer") in compliance with Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder to acquire each issued and outstanding Company Common Share in exchange for cash and shares of Parent common stock, par value $.01 per share (the "Parent Common Stock"), all upon the terms and subject to the conditions of this Agreement, including Annex I hereto.

      C. If Merger Sub acquires Company Common Shares tendered pursuant to the Offer, it is proposed that Merger Sub shall merge (the "Merger") with and into the Company with the Company surviving in accordance with the Delaware General Corporation Law (the "DGCL"), pursuant to which each outstanding Company Common Share shall be converted into the right to receive cash and shares of Parent Common Stock, all upon the terms and subject to the conditions of this Agreement.

      D. The Board of Directors of the Company (the "Company Board of Directors") has received the written opinion (the "Fairness Opinion") of Allen & Company Incorporated (the "Independent Advisor") that, based on, and subject to the various assumptions and qualifications set forth in the Fairness Opinion, as of the date of the Fairness Opinion, the consideration to be received by the holders of Company Common Shares (the "Company Stockholders") pursuant to this Agreement is fair from a financial point of view to such holders.

      E. The Company Board of Directors has unanimously (i) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and the Company Stockholders, (ii) voted to
(A) approve this Agreement and the transactions contemplated hereby, including the Merger, and (B) recommend acceptance and approval by the Company Stockholders of this Agreement, the Offer, the Merger and the other transactions contemplated hereby and that such Company Stockholders tender their Company Common Shares in the Offer, (iii) taken all action necessary and advisable to render the Company Rights Agreement inapplicable to the Offer and the Merger, without any payment to the holders of the Rights, and (iv) taken all actions necessary and advisable to render inapplicable to the Offer and the Merger the provisions of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state or other jurisdiction, including the provisions of Section 203 of the DGCL (collectively, "Antitakeover Laws").

      F. The Boards of Directors of Parent and Merger Sub, and the sole stockholder of Merger Sub, have each voted to approve this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

      G. Simultaneously with the execution and delivery of this Agreement, certain Company Stockholders have entered into a Stockholders Agreement (the "Stockholders Agreement"), dated as of the date hereof, with Parent and Merger Sub, pursuant to which, among other things, such holders have granted to Parent an option to purchase their Company Common Shares in certain circumstances, agreed to tender their shares into the Offer and agreed to vote their shares in favor of the Merger, this Agreement and the other transactions contemplated hereby and thereby.

      H. Certain capitalized terms used in this Agreement are defined in Article X, and Annex I includes an index of all capitalized terms used in this Agreement.

                                    AGREEMENT

      In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                               THE EXCHANGE OFFER

      Section 1.1 The Offer.

            (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII and subject to the conditions set forth in Annex I (including that none of the events or conditions set forth therein (the "Exchange Offer Conditions") shall have occurred and be existing and not waived by Parent), Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase all of the issued and outstanding Company Common Shares (including any and all Rights) as promptly as reasonably practicable, but in no event more than twenty
(20) Business Days following the first public announcement by Parent and the Company of the execution of this Agreement, and shall take the actions specified in Section 1.1(c). Each Company Common Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive from Parent (i) a fraction of a share of Parent Common Stock (the "Stock Portion") determined by dividing
(y) the quotient obtained by dividing $3.5 million by the Base Price, by (z) the Fully Diluted Common Share Number, with cash paid in lieu of fractional shares, as provided below and (ii) an amount in cash (the "Cash Portion"), determined by dividing (y) the quotient obtained by dividing the Company's Net Cash as reflected on the Reference Balance Sheet, by (z) the Fully Diluted Common Share Number, rounded to the nearest whole cent, with .5 rounded up. The Stock Portion and the Cash Portion, or such greater aggregate amount per share paid by Merger Sub in the Offer, are referred to herein as the "Offer Price." No certificate or scrip representing fractional shares of Parent Common Stock shall be issued pursuant to the Offer. All fractional shares of Parent Common Stock that a Company


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Stockholder would otherwise be entitled to receive as a result of the Offer shall be aggregated, and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the Base Price by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled. The obligation of Merger Sub to accept for payment and pay for any Company Common Shares tendered pursuant to the Offer shall be subject only to the satisfaction of the Exchange Offer Conditions, this Agreement and applicable Laws. The Company agrees that any Company Common Shares held by the Company will not be tendered pursuant to the Offer.

            (b) Parent and Merger Sub expressly reserve the right from time to time, without the consent of the Company, to waive any Exchange Offer Condition, irrevocably increase the Offer Price or make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, Merger Sub shall not, and Parent shall cause Merger Sub not to, (i) decrease the Offer Price or change the form of consideration payable in the Offer, (ii) decrease the number of Company Common Shares sought in the Offer, (iii) modify or amend the Exchange Offer Conditions or impose conditions to the Offer in addition to the Exchange Offer Conditions in any manner adverse to the Company Stockholders, (iv) waive the Minimum Condition or (v) except as provided in Section 1.1(d), extend the Offer if all of the Exchange Offer Conditions are satisfied. Upon the terms and subject to the satisfaction or waiver of the conditions of the Offer and this Agreement (including the Exchange Offer Conditions), Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for all Company Common Shares validly tendered and not withdrawn prior to the expiration of the Offer as promptly as possible after expiration of the Offer, unless terminated in accordance with its terms. Parent shall provide or cause to be provided to Merger Sub on a timely basis shares of Parent Common Stock and funds sufficient to accept for payment and pay for any and all Company Common Shares that Merger Sub becomes obligated to accept for payment and pay for pursuant to the Offer.

            (c) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments and supplements thereto, the "Form S-4") to register the offer and sale of the shares of Parent Common Stock pursuant to the Offer. The Offer shall be made by means of a preliminary prospectus included in the Form S-4 and containing the information required by Rule 14d-4(b) under the Exchange Act (the "Preliminary Prospectus"), subject only to the Exchange Offer Conditions. As soon as reasonably practicable on the date the Offer is commenced, Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer that will comply in all material respects with the provisions of all applicable federal securities laws, and will contain (including as exhibits) or incorporate by reference the Preliminary Prospectus, forms of the related letter of transmittal and any other documents required to be filed in connection with the Offer (which documents, together with any supplements or amendments thereto, are referred to collectively herein as the "Offer Documents"), which shall be mailed to the Company Stockholders. Merger Sub agrees promptly to correct the Form S-4, the Schedule TO and the Offer Documents if and to the extent that they shall have become false or misleading in any material respect (and the Company, with respect to information supplied by it specifically for use in the Form S-4, the Schedule TO or the Offer Documents, shall promptly notify Merger Sub and its counsel of any required corrections of such information and shall reasonably cooperate with Merger Sub with respect to correcting such


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

information) and to supplement the Form S-4, the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall supplement the information provided by it specifically for use in the Form S-4, the Schedule TO or the Offer Documents to include any information that shall have become necessary or appropriate to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and to take all steps necessary to cause the Form S-4 and the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to Company Stockholders, in each case to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Form S-4, the Schedule TO and the Offer Documents before they are filed with the SEC and before they are distributed to Company Stockholders. Merger Sub shall provide the Company and its counsel copies of any written comments and telephone notification of any oral comments that Merger Sub or its counsel receive from the SEC or its staff with respect to the Schedule TO or the Offer Documents promptly after receipt of such comments. Merger Sub shall use its commercially reasonable efforts to respond to such comments promptly.

            (d) So long as this Agreement has not been terminated in accordance with the terms hereof, and subject to the terms and conditions hereof (including the Exchange Offer Conditions), the Offer shall expire at midnight, Eastern Standard Time, on the date that is twenty (20) Business Days after the date on which the Offer is commenced; provided, however, that without the consent of the Company, Merger Sub may (i) from time to time, extend the Offer, if at the scheduled expiration date of the Offer any of the Exchange Offer Conditions shall not have been satisfied or waived, until such time as such Exchange Offer Conditions are satisfied or waived, (ii) from time to time, extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, (iii) from time to time, extend the Offer for not more than a total of thirty (30) Business Days if there shall not have been delivered to Parent and Merger Sub an At Home Bankruptcy Decision or (iv) from time to time extend the Offer for any reason for not more than a total of thirty (30) Business Days beyond the latest expiration date that would otherwise be permitted by clause (i) or (ii) above. So long as this Agreement is in effect, the Offer has been commenced, the Exchange Offer Conditions have not been satisfied or waived, none of the events or conditions set forth in Annex II (a) through (m) have occurred and is existing at the time of any scheduled expiration date of the Offer and the failure of the Exchange Offer Conditions to be satisfied is not the result of a breach by the Company of its obligations hereunder, then, provided that such Exchange Offer Conditions are reasonably capable of being satisfied and subject to Merger Sub's right of termination under this Agreement, Merger Sub shall cause the Offer not to expire; provided, however, that Merger Sub shall not be required to extend the Offer beyond June 30, 2002. Merger Sub may, in addition, provide a "subsequent offer period" (as contemplated by Rule 14d-11 under the Exchange Act) of not less than three (3) Business Days following its acceptance for payment of Company Common Shares in the Offer.

            (e) The parties understand and agree that the Offer Price has been calculated based on, among other things, the accuracy of the representation and warranty set forth in Section 4.3 and that, in the event the number of outstanding Company Common Shares, Company Stock Options or Company Stock Rights exceeds the amounts specifically set forth in Section 4.3 (including as a result of any stock split, reverse stock split, stock dividend, including any dividend or


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

distribution of securities convertible into stock or stock equivalents of the Company, recapitalization, or other like change occurring after the date of this Agreement, but excluding any Company Common Shares issued pursuant to the Company Stock Plans, in accordance with, and subject to, Section 6.1(b)(iv)), the Offer Price shall be appropriately adjusted. The provisions of this Section 1.1(e) shall not, however, affect the representations and warranties set forth in Section 4.3.

      Section 1.2 Company Action.

            (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company Board of Directors, at a meeting duly called and held on February 11, 2002, unanimously (i) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms fair to, advisable and in the best interests of the Company and the Company Stockholders; (ii) voted to (A) approve this Agreement and the transactions contemplated hereby, including the Merger, and (B) recommend acceptance and approval by the Company Stockholders of this Agreement, the Offer, the Merger and the other transactions contemplated hereby and by the Transaction Documents and that such holders tender their Company Common Shares in the Offer; (iii) took all other action necessary and advisable to render the Company Rights Agreement inapplicable to the Transaction Documents, the Offer and the Merger, without any payment to the holders of the Rights; and (iv) took all actions necessary and advisable to render inapplicable to each of the transactions contemplated by the Transaction Documents the provisions of any Antitakeover Laws. Subject to Section 6.4(c), the Company consents to the inclusion of such recommendations and approvals in the Offer Documents. The Company shall not withdraw, modify or fail to reaffirm such recommendations and approvals in any manner inconsistent with Section 6.4(c). The Company hereby represents and warrants that the Independent Advisor has delivered to the Company Board of Directors its written Fairness Opinion that, subject to the various assumptions and qualifications set forth therein, as of the date of the Fairness Opinion, the consideration to be received by the Company Stockholders pursuant to this Agreement, the Offer and the Merger is fair from a financial point of view to such holders (other than Parent and its affiliates). The Company has been authorized by the Independent Advisor to permit, subject to the prior review and consent of the Independent Advisor and its counsel (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion in the Offer Documents, the Schedule 14D-9 (as defined below) and the Proxy Statement. The Company represents and warrants that it has been advised by each of its directors and executive officers that they intend to tender all Company Common Shares beneficially owned by them to Merger Sub pursuant to the Offer.

            (b) The Company hereby agrees to file with the SEC, concurrently with the filing by Parent and Merger Sub of the Schedule TO with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any and all amendments, supplements and exhibits thereto, the "Schedule 14D-9") that will (i) comply in all material respects with the provisions of all applicable federal securities laws, (ii) reflect the recommendations and actions of the Company Board of Directors referred to in
Section 1.2(a) and (iii) include the Fairness Opinion, in each case subject to
Section 6.4(c). The Company agrees to include such Schedule 14D-9 in the mailing of the Offer Documents by Merger Sub to the Company Stockholders promptly after the commencement of the Offer. The Company agrees promptly to correct the
Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and Parent and Merger Sub, with respect to information supplied by them specifically for use in the Schedule 14D-9, shall promptly notify the Company and its counsel of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and Parent and Merger Sub shall supplement the information provided by them specifically for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and the Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected or supplemented, to be filed with the SEC and disseminated to the Company Stockholders, to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC or disseminated to the Company Stockholders. The Company shall provide Parent and its counsel copies of any written comments and telephone notification of any oral comments that the Company or its counsel receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments. The Company shall use its commercially reasonable efforts to respond to such comments promptly, and shall provide Parent and its counsel copies of any written responses and telephonic notification of any verbal responses by the Company or its counsel to the SEC or its staff.

            (c) In connection with the Offer, the Company shall promptly, or cause its transfer agent to promptly, following execution of this Agreement furnish Merger Sub with mailing labels containing the names and addressees of all record Company Stockholders, a non-objecting beneficial owners list and security position listings of Company Common Shares held in stock depositories, each as of a recent date, and shall promptly furnish Merger Sub with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Merger Sub or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial Company Stockholders. Subject to the requirements of applicable Law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Merger Sub and their Affiliates, agents and advisors shall hold in confidence, and use only in connection with the Offer and the Merger, the information contained in any such labels, listings and files, and, if this Agreement shall be terminated, will promptly deliver to the Company all copies of such information then in their possession.

            (d) Promptly following the acceptance for payment and payment for Company Common Shares by Merger Sub pursuant to the Offer, and from time to time thereafter, Merger Sub shall be entitled to designate up to such number of directors, rounded up to the nearest whole number, on the Company Board of Directors as will give Merger Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board of Directors equal to the product of the number of directors on the Company Board of Directors (giving effect to any increase in the number of directors pursuant to this Section 1.2(d)) multiplied by a fraction the numerator of which shall be the number of Company Common Shares beneficially owned by the Parent Parties and the denominator of which shall be the total number of Company Common Shares outstanding at such time. At such time, the Company shall also cause, if requested by Merger Sub, each committee of the Company Board of Directors to include individuals designated by Merger Sub constituting up to the same percentage of each such committee as Merger Sub designees constitute on the Company Board of Directors. The Company shall, upon request by Merger Sub,


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

promptly take all actions necessary to cause Merger Sub's designees to be elected to the Company Board of Directors in accordance with the terms of this
Section 1.2(d), including by increasing the size of the Company Board of Directors and/or, at the Company's election, securing the resignations of such number of directors as is necessary to enable the designees of Merger Sub to be elected to the Company Board of Directors in accordance with the terms of this
Section 1.2(d). In the event that designees of Merger Sub are elected to the Company Board of Directors, until the Effective Time, those continuing members of the Company Board of Directors who are neither officers of the Company nor designees, Affiliates or Associates of Merger Sub shall be deemed the "Independent Directors" for purposes of the provisions of this Agreement. Subject to applicable Law, the Company shall promptly take all action in a commercially reasonable manner necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.2(d) and shall include in the Schedule 14D-9 mailed to the Company Stockholders promptly after the commencement of the Offer (or an amendment thereto or an information statement pursuant to such Rule 14f-1 if Merger Sub has not theretofore designated directors or timely provided the requisite information) such information with respect to the Company and its officers and directors as is required under Section 14(f) and such Rule 14f-1 in order to fulfill its obligations under this Section 1.2(d). Merger Sub will promptly supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by Section 14(f) and such Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, following the time directors designated by Merger Sub are elected to the Company Board of Directors and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to
(i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of obligations of Merger Sub hereunder, (iv) take any other action by the Company in connection with this Agreement required to be taken by the Company Board of Directors or (v) take any action taken by the Company in connection with the transactions contemplated by this Agreement, and such affirmative majority vote shall be sufficient to take any such action.

                                   ARTICLE II

                                   THE MERGER

      Section 2.1 The Merger.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

            (b) The Merger shall have the effects set forth in the DGCL. Accordingly, from and after the Effective Time, the Surviving Corporation shall have all the properties, rights, privileges, purposes and powers and debts, duties and Liabilities of the Company.

      Section 2.2 Closing. The Closing will take place at 10:00 a.m., Eastern Standard Time, as promptly as practicable but in no event later than the second Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VII (the

"Closing Date"), at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York, unless another date or place is agreed to in writing by the parties.

      Section 2.3 Effective Time. On the Closing Date, the Company and Merger Sub shall file the Certificate of Merger or other appropriate documents, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Merger under, the DGCL. The Merger shall become effective at the Effective Time.

      Section 2.4 Conversion of Common Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

            (a) Each Company Common Share issued and outstanding immediately prior to the Effective Time (including Company Common Shares issued upon exercise of Company Stock Rights, but excluding Company Common Shares canceled pursuant to Section 2.4(b) or as to which appraisal rights have been perfected under the DGCL) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive (i) a fraction of a share of Parent Common Stock in the amount of the Stock Portion and (ii) cash in the amount of the Cash Portion (the "Merger Consideration"). All such Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such Company Common Shares have been converted, cash in lieu of fractional shares as provided in Section 3.2(e) and any dividends or other distributions payable pursuant to
Section 3.2(d).

            (b) Each Company Common Share issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub and each Company Common Share that is owned by the Company as treasury stock or otherwise shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

            (c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

If after the date hereof and prior to the Effective Time, subject to Section 1.1(e), Parent shall have declared a stock split (including a reverse split) of Parent Common Stock or a dividend payable in Parent Common Stock or effected any recapitalization or reclassification of its common stock or any other similar transaction, then the Base Price shall be appropriately adjusted to reflect such stock split, dividend, recapitalization, reclassification or similar transaction.

      Section 2.5 Organizational Documents.

            (a) The Certificate of Merger shall provide that the Company Certificate of Incorporation, as amended and restated as set forth in such Certificate of Merger, shall become the

Certificate of Incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law or such Certificate of Incorporation.

            (b) The Certificate of Merger shall provide that the Company Bylaws as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

      Section 2.6 Directors and Officers of the Surviving Corporation. The Certificate of Merger shall provide that from and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of Merger Sub at the Effective Time shall become the directors of the Surviving Corporation and (b) the officers of Merger Sub at the Effective Time shall become the officers of the Surviving Corporation

      Section 2.7 Company Stock Options. All outstanding Company Stock Options (other than any option issued under the Employee Stock Purchase Plan) shall become fully vested and exercisable as of the consummation of the Offer, and all holders of Company Stock Options shall have the opportunity to exercise their outstanding Company Stock Options immediately after the consummation of the Offer. Any Company Stock Options that have not been exercised by the fifth business day following the consummation of the Offer shall be terminated immediately after the fifth business day following the consummation of the Offer and prior to the Effective Time; provided, however, that with respect to any Company Stock Options for which the Offer Price exceeds the applicable per share exercise price, the Company shall promptly pay to the holders of such Company Stock Options an amount, in the form described below, with respect to each such Company Stock Option, equal to the product of (a) the amount by which the Offer Price exceeds the applicable per share exercise price, multiplied by (b) the number of shares subject to the Company Stock Option at the time of such termination. The foregoing amount shall be paid in the form of whole Company Common Shares, valued at the Offer Price, with the value of fractional Company Common Shares paid in cash. Such amount shall be subject to applicable tax withholding; provided, however, that option holders may elect to have Company Common Shares withheld to satisfy such tax withholding. All Company Common Shares received pursuant to this Section 2.7 shall be converted into the Merger Consideration, as described in Section 2.4, upon the Merger, and included in the Fully Diluted Common Share Number.

      Section 2.8 Company Stock Rights. At the Effective Time, each Company Warrant and each other Company Stock Right, if not exercised prior thereto, shall be terminated by virtue of the Merger without any action on the part of the holder thereof.

                                  ARTICLE III

          PAYMENT FOR SECURITIES; EXCHANGE OF CERTIFICATES; ADDITIONAL
                                 MERGER ACTIONS

      Section 3.1 Exchange Agent. After the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent on a timely basis, if and when needed for the benefit of the Company Stockholders and for payment in accordance with this Article III through the Exchange Agent, shares of Parent Common Stock in an amount sufficient to pay the Stock Portion of the

Merger Consideration and cash in an amount sufficient to pay the Cash Portion of the Merger Consideration (such cash and shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund"), payable pursuant to Section 2.4 in exchange for outstanding Company Common Shares. Any income from investment of the Exchange Fund will be payable solely to Parent.

      Section 3.2 Exchange Procedures.

            (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates which, immediately prior to the Effective Time, represented outstanding Company Common Shares subsequently converted into the right to receive the Merger Consideration, as set forth in Section 2.4: (A) a letter of transmittal (a "Letter of Transmittal") which (i) shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.7) and (ii) shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify; and (B) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration.

            (b) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Corporation, (A) the holder of such Certificate shall be entitled to receive in exchange therefor a check and a certificate or certificates representing the applicable amount of cash and shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.4 and (B) the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such Certificate shall represent the right to receive the aggregate Merger Consideration relating thereto.

            (c) In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, the appropriate amount of the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Shares is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been paid. Until surrendered as contemplated by this
Section 3.2, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate amount of the applicable Merger Consideration.

            (d) No dividends or other distributions that are declared or made after the Effective Time with respect to Parent Common Stock payable to holders of record thereof after the Effective Time shall be paid to a Company Stockholder entitled to receive certificates representing Parent Common Stock until such Company Stockholder has properly surrendered such Company Stockholder's Certificates. Upon such surrender, there shall be paid to the Company Stockholder in whose name the certificates representing such Parent Common Stock shall be issued any dividends which shall have become payable with respect to such Parent Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender, there shall also be paid to the Company Stockholder in whose name the certificates representing such Parent Common Stock shall be issued any dividend on such Parent Common Stock that shall have a record date subsequent to the Effective Time and prior to such surrender and a payment date after such surrender; provided, however, that such dividend payments shall be made on such payment dates. In no event shall the Company Stockholder entitled to receive such dividends be entitled to receive interest on such dividends.

            (e) No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Parent. All fractional shares of Parent Common Stock that a Company Stockholder would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the Base Price by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled. Parent shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares as aforesaid. No such cash in lieu of fractional shares of Parent Common Stock shall be paid to any Company Stockholder until Certificates are surrendered and exchanged in accordance with this Section 3.2.

      Section 3.3 Tax Characterization. The Merger is intended not to qualify as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto agree to report the Merger consistent with such treatment.

      Section 3.4 No Further Ownership Rights. All Merger Consideration paid upon the surrender for exchange of the Certificates representing Company Common Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Shares and, after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the Company Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

      Section 3.5 Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former Company Stockholders on the date 180 days after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holder of Company Common Shares who has not theretofore received any applicable Merger Consideration to which such Company Stockholder is entitled under this Article III shall thereafter look only to the Surviving Corporation for payment of claims with respect thereto and only as a general creditor thereof.

      Section 3.6 No Liability. None of Parent, the Surviving Corporation or Merger Sub shall be liable to any holder of Company Common Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares one (1) year after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable Law or Order, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

      Section 3.7 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct, or the execution and delivery by such Person of an indemnity agreement in such form as Parent or the Surviving Corporation may direct, in each case as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the Merger Consideration.

      Section 3.8 Withholding of Tax. Parent, the Surviving Corporation, any Affiliate thereof or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amount as Parent, the Surviving Corporation, any Affiliate thereof or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of [state, local or] foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be (a) paid over to the applicable Governmental Entity in accordance with applicable Law or Order and (b) treated for all purposes of this Agreement as having been paid to the former holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

      Section 3.9 Appraisal Rights. Notwithstanding Section 2.4, Company Common Shares outstanding immediately prior to the Effective Time and held by a Company Stockholder who has demanded appraisal for such Company Common Shares in accordance with the DGCL shall not be converted into a right to receive from Parent the Merger Consideration, unless such Company Stockholder fails to perfect or withdraws or otherwise loses such Company Stockholder's right to appraisal. If after the Effective Time such Company Stockholder fails to perfect or withdraws or loses such Company Stockholder's right to appraisal, such Company Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive from Parent the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      Section 3.10 Stockholders' Meeting. If the Company is required by applicable Law or Order to hold a meeting of Company Stockholders to consummate the Merger and provided that this Agreement shall not have been terminated, the parties covenant and agree as set forth in this Section 3.10.

            (a) Parent and the Company shall, as promptly as practicable and in any event no later than six Business Days following the acceptance for payment and payment for Company Common Shares by Merger Sub pursuant to the Offer, prepare and file with the SEC the Post-Effective Amendment and use all commercially reasonable efforts to: (1) obtain and furnish the information required to be included by the SEC in the Proxy Statement and Post-Effective Amendment, (2) to respond promptly to any comments made by the SEC with respect to the Proxy

Statement or Post-Effective Amendment and (3) to have the Post-Effective Amendment declared effective by the SEC as promptly as practicable after filing.

            (b) The Company, acting through the Company Board of Directors, shall, in accordance with the Company Certificate of Incorporation, the Company Bylaws and any applicable Law or Order:

                  (i) subject to the terms of this Agreement, include in the Proxy Statement (A) the recommendation of the Company Board of Directors that the Company Stockholders vote in favor of approval of the Merger and this Agreement and (B) the Fairness Opinion;

                  (ii) duly call and give notice of the Company Stockholders Meeting and cause the Proxy Statement to be mailed to the Company Stockholders as promptly as practicable and in any event no later than three Business Days after the date on which the Post-Effective Amendment is declared effective by the SEC;

                  (iii) convene and hold the Company Stockholders Meeting as promptly as practicable and in any event no later than twenty (20) calendar days following the date of the meeting notice contemplated by clause (iii) above (or the next succeeding Business Day if such date is not a Business Day);

                  (iv) use commercially reasonable efforts, subject to the terms of this Agreement, to obtain the necessary approvals of the Merger and this Agreement by the Company Stockholders; and

                  (v) file the Certificate of Merger no later than the date on which such approval by the Company Stockholders is obtained.

            (c) Parent and Merger Sub agree promptly to correct the Post-Effective Amendment if and to the extent it shall have become false or misleading in any material respect (and the Company, with respect to information supplied by it specifically for use in the Post-Effective Amendment or the Proxy Statement, shall promptly notify Parent and its counsel of any required corrections of such information and shall reasonably cooperate with Parent with respect to correcting such information) and to supplement the Post-Effective Amendment to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall supplement the information provided by it specifically for use in the Post-Effective Amendment or the Proxy Statement to include any information that shall have become necessary or appropriate to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and to take all steps necessary to cause the Post-Effective Amendment, as so corrected or supplemented, to be filed with the SEC (and the Company shall cause the Proxy Statement, as so corrected or supplemented, to be disseminated to Company Stockholders), in each case to the extent required by applicable federal securities laws. Each party and its counsel shall be given a reasonable opportunity to review and comment on the Post-Effective Amendment and the Proxy Statement before they are filed with the SEC and before they are distributed to Company Stockholders. Each party shall provide the other party and its counsel copies of any written comments and telephone notification of any oral comments that it or its counsel receives from the SEC or its staff with respect to the Post-Effective Amendment or the Proxy Statement promptly after receipt of such comments.

            (d) The Parent Parties shall vote, or cause to be voted at the Company Stockholders Meeting, as the case may be, all of the Company Common Shares purchased in the Offer or otherwise acquired or owned by them in favor of the approval of the Merger and this Agreement.

      Section 3.11 Merger Without Meeting of Stockholders. Notwithstanding
Section 3.10, if the Parent Parties shall acquire or otherwise own, in the aggregate, at least 90.0% of the then outstanding Company Common Shares, pursuant to the Offer or otherwise, the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after acceptance of and payment for the Company Common Shares by Merger Sub pursuant to the Offer without a meeting of Company Stockholders, in accordance with Section 253 of the DGCL.

      Section 3.12 Rule 16b-3. The Company's Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Exchange Act, the Offer, the Merger, the Transaction Documents and the transactions contemplated thereby and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement and the other Transaction Documents by each individual who is a director or officer of the Company.

      Section 3.13 Additional Actions. If, at any time after the Effective Time, Parent shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other documents, actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Merger Sub its right, title or interest in, to or under any of the rights, properties or assets of Parent, Merger Sub or the Company, or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Parent, Merger Sub or the Company, all such deeds, bills of sale, assignments, assurances and other documents and to take and do, in the name and on behalf of Parent, Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Merger Sub or otherwise to carry out this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in the Company Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement, the Company represents and warrants to each of the other parties hereto as follows:

      Section 4.1 Organization and Standing. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (b) has full corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has furnished or made available to Parent true and complete copies of the Company Certificate of Incorporation and the Company Bylaws, each as amended to date. Such Company Certificate of Incorporation and Company Bylaws are in full force and effect, and the Company is not in violation of any provision therein.

      Section 4.2 Authority for Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including the approval of the Company Board of Directors) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated herein (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company Required Vote, if necessary, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (a) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers.

      Section 4.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 Company Common Shares and 1,000,000 shares of preferred stock. As of the date hereof, (a) 14,484,976 Company Common Shares, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, are issued and outstanding, (b) Company Common Shares are held in the treasury of the Company, (c) 1,985,033 Company Stock Options are outstanding pursuant to the Company Stock Plans, each such option entitling the holder thereof to purchase one Company Common Share, and 1,651,227 Company Common Shares are authorized and reserved for future issuance pursuant to the exercise of such Company Stock Options, (d) 13,345 Company Warrants are outstanding, each such Company Warrant entitling the holder thereof to purchase one Company Common Share, and 13,345 Company Common Shares are authorized and reserved for future issuance pursuant to the exercise of such Company Warrants and (e) no shares of preferred stock are issued and outstanding. All Company Warrants will be terminated as a result of the Merger in accordance with the terms thereof if not exercised prior to the Effective Time. Schedule 4.3 of the Company Disclosure Letter sets forth a true and complete list of the Company Stock Options outstanding as of the date of this Agreement with the exercise prices and periods of exercisability. Except as set forth above, as of the date of this Agreement, there are no Company Stock Rights. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any

Company Common Shares or to pay any dividend or make any other distribution in respect thereof or to provide financing to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. As of the date hereof, except for the Stockholders Agreements, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of stock of the Company.

      Section 4.4 Company Subsidiaries. The Company presently has no Subsidiaries and has not had any Subsidiaries since inception. The Company does not, and has not since inception, owned, directly or indirectly, any ownership, equity or voting interest in any corporation, partnership, joint venture or other entity, nor does the Company have any agreement or commitment to purchase any such interest.

      Section 4.5 No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger (subject to the approval and adoption of this Agreement by the Company Required Vote, if required) and the other transactions contemplated by this Agreement will not, (a) conflict with or violate the Company Certificate of Incorporation or Company Bylaws, (b) subject to Section 4.6, conflict with or violate any Law applicable to the Company or by which any material property or asset of the Company is bound or affected, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any material property or asset of the Company is bound or affected, except in the case of clauses (b) and (c) above for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Section 4.6 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or registration or qualification with, any Governmental Entity, except (a) for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities laws or "blue sky" laws, and filing and recordation of appropriate merger documents as required by the DGCL, or (b) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, notifications, registrations or qualifications would not, individually or in the aggregate, have a Company Material Adverse Effect.

      Section 4.7 Compliance. Except as disclosed in the Company Reports filed by the Company with the SEC prior to the date of this Agreement, the business of the Company is not being conducted in violation of any Law or Order, except for violations which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the Knowledge of the Company threatened, in each case other than those the outcome of which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

      Section 4.8 Litigation. There is no claim, suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company which, either individually or in the aggregate, has had, or could be reasonably expected to have, a Company Material Adverse Effect, nor is there any Order outstanding against the Company which, either individually or in the aggregate, has had, or could be reasonably expected to have, a Company Material Adverse Effect.

      Section 4.9 Company Reports; Financial Statements.

            (a) The Company has filed all Company Reports, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, each as in effect on the date so filed. None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The Company has delivered (including via the SEC's EDGAR system, as applicable) to Parent all of the Company Financial Statements. All of the Company Financial Statements, including the Reference Balance Sheet, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (c) There are no Liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company, other than (i) Liabilities disclosed or provided for in the Reference Balance Sheet, (ii) Liabilities incurred on behalf of the Company under this Agreement and the contemplated Offer and Merger and (iii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Reference Balance Sheet, none of which has had or could reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

            (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

      Section 4.10 Absence of Certain Changes or Events. Except as disclosed in the Company Reports, since September 30, 2001, the Company has conducted its business only in the ordinary course or as disclosed in any Company Reports, and there has not been (a) any Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) any split, combination or reclassification of any of the Company's capital stock or any substitution for shares of the Company's capital stock, except for issuances of Company Common Shares upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with the Company Stock Plans, (d) any granting by the Company to any current or former director, executive officer or other key employee of the Company of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed and publicly available prior to the date of this Agreement which have been disclosed to Parent in the manner described in Section 4.15, (e) any granting by the Company to any such current or former director, executive officer or key employee of any increase in severance or termination pay, (f) any entry by the Company into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (g) except insofar as may have been disclosed in the Company Reports or required by a change in GAAP, any change in accounting methods, principles or practices by the Company, materially affecting its assets, Liabilities or business or (h) except insofar as may have been disclosed in the Company Reports, any tax election that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

      Section 4.11 Taxes.

            (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made in writing by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no security interests or other liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

            (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except where any failure to pay such Taxes would not have a Company Material Adverse Effect.

            (c) There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any Governmental Entity in writing or
(ii) as to which any of the directors, officers and employees responsible for Tax matters of the Company has Knowledge based upon personal contact with any agent of such Governmental Entity. Schedule 4.11 of the Company Disclosure Letter lists all Tax Returns filed with respect to the Company that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1998.

            (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

            (f) The unpaid Taxes of the Company did not, as of the date of the Reference Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Reference Balance Sheet (disregarding any notes thereto). The Company has not incurred a Tax Liability from the date of the Reference Balance Sheet other than a Tax Liability in the ordinary course of business.

      Section 4.12 Title to Personal Property. The Company has good and marketable title to, or a valid leasehold interest in, all of its tangible personal properties and assets reflected in the 10-K or acquired after December 31, 2000 (other than assets disposed of since December 31, 2000 in the ordinary course of business consistent with past practice), in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except for such as which secure indebtedness and which are properly reflected in the 10-K and for mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever which can be removed for a cost less than $25,000. The tangible personal property and assets of the Company are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are usable in the regular and ordinary course of business, except as, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company either owns, or has valid leasehold interests in, all tangible personal properties and assets used by it in the conduct of its business, except where the absence of such ownership or leasehold interest could not individually or in the aggregate have a Company Material Adverse Effect. The Company has no legal obligation, absolute or contingent, to any other Person to sell or otherwise dispose of any of its tangible personal properties or assets with an individual value of $50,000 or an aggregate value in excess of $100,000.

      Section 4.13 Real Property. The Company has good and marketable title to, or a valid leasehold interest in, all of its real properties reflected in the 10-K or acquired after December 31, 2000, in each case free and clear of all title defects, mortgages, liens, encumbrances and restrictions, except for (a) liens, encumbrances or restrictions which secure indebtedness and which are properly reflected in the 10-K; (b) liens for Taxes accrued but not yet payable;
(c) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 2000, provided that the obligations secured by such liens are not delinquent; and (d) such other title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect.
Schedule 4.13 to the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company at any time during the past five years and a true and correct list of all real property leased by the Company, identifying with respect to each lease of such real property the date of, the parties to, and any amendments, modifications, extensions or other supplements to such lease. The Company has not sent or received any written notice of any material default under any of the leases of real property to which it is party. The Company has not breached and is not in default in any material respect under any covenant, agreement, term or condition of or contained in any lease of real property to which it is a party and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default or breach.

      Section 4.14 Environmental Compliance and Disclosure.

            (a) The Company possesses, and is in compliance in all material respects with, all permits, licenses and government authorizations and has filed all notices that are required under Environmental Laws applicable to the Company, and the Company is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

            (b) The Company has not received written notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any Governmental Entity or any third party.

            (c) The Company has not entered into or agreed to, nor does it contemplate entering into, any Order, and the Company is not subject to any Order relating to compliance with any applicable Environmental Laws.

            (d) Neither the Company nor any Subsidiary has received written notice that it is subject to any Liability incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, or any of its employees, agents or representatives.

      Section 4.15 Officers and Employees. Schedule 4.15 to the Company Disclosure Letter contains a true and complete list of all of the (a) executive officers of the Company and (b) all other key employees of the Company with annual compensation in excess of $75,000, in each case specifying by individual, their position, annual salary and other amounts paid and benefits provided to such individual. The Company is not a party to or bound by any Employee/Consulting Agreement and no severance or other payment will become due as a result of the transactions contemplated by this Agreement. The Company has provided to Parent true, correct and complete copies of each such Employee/Consulting Agreement. The Company has provided Parent with true, correct and complete forms of any arbitration agreements or confidentiality agreements between the Company and an officer, employee, former employee, consultant or independent contractor of the Company, and made available copies of each such agreement. The Company has not made any verbal commitments to any such officers, employees, former employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise. All officers and employees of the Company are active on the date hereof.

      Section 4.16 Employee Benefit Plans.

            (a) Schedule 4.16 to the Company Disclosure Letter contains a true and complete list of each Company Benefit Plan sponsored, maintained, contributed to or required to be contributed to by the Company within the last three (3) calendar years. Each Company Benefit Plan currently in effect is identified as a "current plan" on the Company Disclosure Letter and any special tax status enjoyed by such plan is noted on the Company Disclosure Letter. There are no oral Company Benefit Plans.

            (b) With respect to each Company Benefit Plan identified on the Company Disclosure Letter, the Company has heretofore delivered or made available to Parent true and complete copies of (i) the plan documents and any amendments thereto (or, if the plan is not written, a written description thereof), (ii) any related trust or other funding vehicle, (iii) annual reports required to be filed with any Governmental Entity with respect to such plan, actuarial reports, funding and financial information returns and statements for the past three years, (iv) all contracts with any parties providing services or insurance to such plan, (v) all material internal memoranda regarding such plans, (vi) copies of material correspondence with all Governmental Entities, plan summaries or summary plan descriptions, summary annual reports, booklets and personnel manuals and any other reports or summaries required under Applicable Benefit Laws, (vii) the most recent determination letter received from the Internal Revenue Service with respect to each such plan intended to qualify under Section 401 of the Code, if applicable, and (viii) such other documentation with respect to any Company Benefit Plan as is reasonably requested by Parent.

            (c) The Company has maintained all employee data necessary to administer each Company Benefit Plan, including data required to be maintained under Sections 107 and 209 of ERISA, and such data are materially true and correct and are maintained in a usable form.

            (d) No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Benefit Plan or ERISA Affiliate Plan a "multiemployer pension plan," as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. None of the Company, an ERISA Affiliate or a predecessor in interest of any of them has or has had an obligation to make contributions or reimburse another employer, either directly or indirectly, including through indemnification or otherwise, for making contributions to a plan that is or was subject to Title IV of ERISA. The Company has not incurred, and no facts exist which reasonably could be expected to result in, Liability to the Company as a result of a termination, withdrawal or funding waiver with respect to any ERISA Affiliate Plan or Company Benefit Plan that is subject to Title IV of ERISA.

            (e) Each Company Benefit Plan has been established, registered, qualified, invested, operated and administered in all respects in accordance with its terms, in compliance with all Applicable Benefit Laws and in accordance with all understandings, written or oral, between the Company and its current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees, as applicable, except for such instances of noncompliance as would not have a Company Material Adverse Effect. The Company has not incurred, and the Company has no Knowledge of any facts that exist which reasonably could be expected to result in, any Liability to the Company with respect to any Company Benefit Plan or any ERISA Affiliate Plan, including any Liability, tax, penalty or fee under ERISA, the Code or any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course).

            (f) All obligations regarding each Company Benefit Plan have been satisfied, and there are no outstanding defaults or violations by any party to any Company Benefit Plan, except where the failure to so satisfy or where any default or violation would not have a Company Material Adverse Effect. There are no Taxes, penalties or fees owing under any Company Benefit Plan that would have a Company Material Adverse Effect.

            (g) The Company has no Knowledge of any facts or circumstances that exist that are likely to adversely affect the tax-exempt status of a Company Benefit Plan that is intended to be tax-exempt. Further, each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and each trust maintained thereunder that is intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or other letter indicating that it is so qualified or exempt, as the case may be.

            (h) The assets of each Company Benefit Plan are reported in good faith at their fair market value on the financial statements of each such plan.

            (i) Other than those Company Benefit Plans listed in the Company Disclosure Letter and as specifically described therein, no Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees (or any of their dependents, spouses or beneficiaries) of the Company or any predecessor in interest of such Company for periods extending beyond their retirement or other termination of service, other than continuation coverage mandated by any Applicable Benefit Law and only to the extent required under such law.

            (j) All contributions or premiums required to be made by the Company under the terms of each Company Benefit Plan or by Applicable Benefit Laws have been made in a timely fashion in accordance with Applicable Benefit Laws and the terms of the Company Benefit Plan, except for failures that would not have a Company Material Adverse Effect. Contributions or premiums will be paid by the Company for the period up to the Effective Time in the ordinary course of business. Each Company Benefit Plan is fully funded or fully insured on both an ongoing and termination or wind-up basis, pursuant to the actuarial assumptions set forth in the Company Disclosure Letter.

            (k) No insurance policy or any other contract or agreement affecting any Company Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Company Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

            (l) There have been no improper withdrawals, applications or transfers of assets from any Company Benefit Plan or the trusts or other funding media relating thereto which would have a Company Material Adverse Effect, and neither the Company nor any of its agents has been in breach of any material fiduciary obligation with respect to the administration of any Company Benefit Plan or the trusts or other funding media relating thereto, except for failures that would not have a Company Material Adverse Effect.

            (m) The Company has the right under the terms of each Company Benefit Plan and under Applicable Benefit Law to amend, revise, merge or terminate such plan (or its participation in such plan) or transfer the assets of such plan to another arrangement, plan or fund at any time exclusively by action of the Company, and no additional contributions would be required to properly effect such termination.

            (n) The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (i) entitle any current or former employee, director, officer, consultant, independent contractor, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company to severance pay, unemployment compensation or any other payment except as provided in this Agreement, (ii) accelerate the time of payment or vesting (except for outstanding stock options) or (iii) increase the amount of compensation due any such individual.

            (o) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible for federal income tax purposes by reason of Section 280G of the Code or make (or be deemed to make) any payments that may subject the recipient to excise tax pursuant to Section 4999 of the Code.

            (p) There are no pending or, to the Company's Knowledge, threatened or anticipated claims, investigations, examinations, audits or other proceedings or actions by, against, involving or on behalf of any Company Benefit Plan by any current or former employee, director, officer, consultant, independent contractor, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company or any predecessor in interest covered under such Company Benefit Plan, by any Governmental Entities or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

            (q) All individuals who are or were performing consulting or other services for the Company are or were at all times correctly classified as either "independent contractors" or "employees," as the case may be, except for any classifications that would not have a Company Material Adverse Effect.

      Section 4.17 Labor Relations.

            (a) The employees of the Company have not been, and currently are not, represented by a labor organization or group which was either certified or voluntarily recognized by any labor relations board, including the NLRB, or certified or voluntarily recognized by any other Governmental Entity.

            (b) No claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record-keeping violations has been filed or is pending or, to the Knowledge of the Company, is threatened under the FLSA, the Davis-Bacon Act, the Walsh-Healey Act or the Service Contract Act, or any other federal, state, local, provincial or foreign law, regulation or ordinance.

            (c) No discrimination, illegal harassment and/or retaliation claim, complaint, charge or investigation has been filed or is pending or, to the Knowledge of the Company, is threatened against the Company or any Subsidiary under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal law or comparable state fair employment practices act or foreign law, including any provincial law regulating discrimination in the workplace.

            (d) The Company has not taken any action that would constitute a "mass layoff," "mass termination" or "plant closing" within the meaning of WARN or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law.

            (e) No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company and its respective employees has been filed or is pending or, to the Knowledge of the Company, is threatened against the Company under any applicable law.

            (f) The Company has maintained and currently maintains adequate insurance as required by applicable law with respect to workers' compensation claims and unemployment benefits claims.

            (g) The Company is in compliance with all applicable Laws and Orders governing or concerning conditions of employment, employment discrimination and harassment, wages, hours or occupational safety and health, including the Labor Laws, except where the failure to so comply , individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect; and

            (h) The Company has provided Parent with a copy of the Company's policy for providing leaves of absence under the FMLA, and the Company Disclosure Letter identifies (i) each employee who is eligible to request FMLA leave and the amount of FMLA leave utilized by each such employee during the current leave year; (ii) each employee who will be on FMLA leave at the Effective Time and his or her job title and description, salary and benefits;
(iii) each employee who has requested FMLA leave to begin after the Effective Time; (iv) a description of the leave requested; and (v) a copy of all notices provided to such employee regarding that leave.

      Section 4.18 Contracts and Commitments. Except as disclosed in the Company Reports, the Company is not a party to, is not bound or affected by, and receives no benefits under any (a) servicing agreements providing for aggregate payments in any calendar year in excess of $100,000; (b) contracts of employment; (c) agreements or arrangements for the purchase or sale of any assets (other than in the ordinary course of business); (d) contracts or agreements containing covenants limiting the freedom of the Company to engage in any line of business or to compete with any entity; (e) any joint venture, partnership or similar agreement; (f) exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate or foreign currency protection contract; (g) agreement providing for aggregate payments to any director, officer or consultant of the Company in any calendar year in excess of $100,000; (h) material agreement, indenture or other instrument relating to the borrowing of money by the Company, the guarantee by the Company of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), or the sale, securitization or servicing of loans or loan portfolios of the Company; or (i) other contract or agreement, or amendment thereto, that would be required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the SEC as of the date of this Agreement. The Company is not in breach or default under any such contracts, agreements, instruments or arrangements, which default or breach has had or could reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

      Section 4.19 Information Supplied.

            (a) The Schedule 14D-9 and the Proxy Statement to be filed by the Company pursuant to this Agreement will comply in all material respects with the applicable requirements of the Exchange Act and will not, at the time the
Schedule 14D-9 or the definitive Proxy Statement is filed with the SEC, as the case may be, and mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information regarding the Company to be provided to Parent and Merger Sub for inclusion in the Form S-4, the Post-Effective Amendment and the Schedule TO will not, at the time such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Notwithstanding the foregoing provisions of this Section 4.19, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Schedule 14D-9, the Proxy Statement, the Form S-4, the Post-Effective Amendment or the Schedule TO based on information supplied by Parent for inclusion or incorporation by reference therein.

      Section 4.20 Intellectual Property.

            (a) Schedule 4.20(a) to the Company Disclosure Letter sets forth a true and correct list of all Intellectual Property owned by the Company that is the subject of registration, issuance or an application for registration and the jurisdictions in which each is registered, issued or applied for and any such registration, filing and issuance remains in full force and effect as of the date of this Agreement. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application, issuance and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on such Schedule 4.20(a).

            (b) The Company has good and marketable title to or possess the necessary licenses or other valid rights to use all Intellectual Property (not just the Intellectual Property listed on Schedule 4.20(a) to the Company Disclosure Letter) free and clear of all liens, and has paid all maintenance fees, renewals or expenses, if any, related to such Intellectual Property, except where the failure to do so would not individually or in the aggregate have a Company Material Adverse Effect. To the Knowledge of the Company, neither the use of such Intellectual Property nor the conduct of the Company in accordance with its businesses as presently conducted or contemplated to be conducted, misappropriates, infringes upon or conflicts with any patent, copyright, trade name, trade secret, trademark or other intellectual property rights of any third party, except where such conduct would not individually or in the aggregate have a Company Material Adverse Effect. No third party has filed a claim against, or threatened to file a claim against, or has provided a notice to, the Company alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party (other than claims or notices which, individually or in the aggregate, would not have a Company Material Adverse Effect). To the Knowledge of the Company, the Company has not violated or infringed any patent, trademark, trade name, service mark, service name, copyright, trade secret or other intellectual property held by others. The Company does not believe that any other entity has violated, infringed on or otherwise improperly used any of the Intellectual Property owned by the Company and the Company has not filed a claim against, or threatened to file a claim against, and has not provided a notice to, any third party alleging any such violation, infringement or improper use of the Intellectual Property owned by the Company (other than claims or notices which, individually or in the aggregate, would not have a Company Material Adverse Effect).

            (c) Schedule 4.20(c) to the Company Disclosure Letter sets forth a true and complete list of: (i) all Company Proprietary Software material to the operation of the business of the Company as presently conducted; (ii) all Company Licensed Software or Intellectual Property licensed by the Company material to the operation of the business of the Company as presently conducted; and (iii) all technical and restricted materials relating to the acquisition, design, development, use or maintenance of computer code program documentation and materials used by the Company material to the operation of the business of the Company as presently conducted.

            (d) Subject to any licenses and other agreements identified on
Schedule 4.20(d) to the Company Disclosure Letter, the Company has all right, title and interest in and to all intellectual property rights in the Company Proprietary Software, except where the failure to have such right, title and interest would not individually or in the aggregate have a Company Material Adverse Effect. The Company has developed the Company Proprietary Software through its own efforts, as described in such Schedule 4.20(d), and for its own account, or has obtained all rights thereto, and the Company Proprietary Software is free and clear of all liens, except for any lien or other right that would not individually or in the aggregate have a Company Material Adverse Effect. The use of the Company Licensed Software and the use of the Company Proprietary Software does not breach any terms of any license or other contract between the Company and any third party in a manner that would have a Company Material Adverse Effect. The Company is in compliance in all material respects with the terms and conditions of all license agreements in favor of the Company relating to the Company Licensed Software material to the operation of the business of the Company as presently conducted.

            (e) To the Knowledge of the Company, the Company Proprietary Software does not infringe any patent, copyright or trade secret or any other intellectual property right of any third party in such a manner that would have a Company Material Adverse Effect. The source code for the Company Proprietary Software has been maintained in confidence, and has not been disclosed to any persons or entities outside the Company, all such disclosures being made pursuant to appropriate confidentiality provisions, except for any failure that would not individually or in the aggregate have a Company Material Adverse Effect.

            (f) The Company Proprietary Software was (i) developed by the employees of the Company working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment or instruments of obligation to assign in favor of the Company as assignee that have conveyed or obligate such agents, consultants and contractors to convey to the Company ownership of all of its intellectual property rights in the Company Proprietary Software; or (iii) acquired by the Company in connection with acquisitions in which the Company obtained appropriate representations, warranties and indemnities from the transferring party relating to the title to such Company Proprietary Software. The Company has not received written notice from any third party claiming any right, title or interest in the Company Proprietary Software.

            (g) Neither the Company nor any Subsidiary has granted rights or licenses in Company Software or any other Intellectual Property owned by the Company or any Subsidiary to any third party.

            (h) The licenses and agreements set forth on such Schedules 4.20(c), 4.20(d) and 4.20(g) to the Company Disclosure Letter are valid and binding obligations of the Company, enforceable in accordance with their terms, and to the Knowledge of the Company, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such licenses or agreements, except any lack of enforceability or default that would not individually or in the aggregate have a Company Material Adverse Effect.

            (i) The Company takes reasonable measures to protect the confidentiality of its trade secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, no trade secret of the Company has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

            (j) To the Knowledge of the Company, no current or former partner, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company.

      Section 4.21 Consumer Protection Laws; Privacy Policy.

            (a) The Privacy Statement and Terms and Conditions are posted at all times on the Company's web site. The Company maintains a link to the Privacy Statement from its homepage and makes an effort to include a link from any page on which personal information is collected from visitors to its web site and users of its products and services. The Privacy Statement includes the following: (i) notice to users about the Company's web site's information collection policies and practices prior to disclosing their personal information and (ii) a description of how users' personal information will be used, including any uses beyond those for which the information was provided.

            (b) The Company has commercially reasonable technological and procedural measures in place to protect data collected from visitors and users against loss, theft, unauthorized access or disclosure. The Company does not knowingly collect information from or target children under the age of 13. The Company does not sell, rent or otherwise make available to third parties any personally identifiable data submitted by users in violation of the Privacy Statement or applicable Law.

            (c) The Privacy Statement is accurate in all material respects and consistent in all material respects with the Terms and Conditions. The Company and its employees have (i) complied at all times with the then current privacy policy issued by the Company and all applicable U.S. privacy laws regarding the disclosure and use of data, (ii) not violated the Privacy Statement or the Terms and Conditions and (iii) taken all appropriate and reasonable steps to protect and maintain the confidential nature of the information provided to the Company by visitors and users.

The Company is not party to any agreement or subject to any other obligation that, following the Effective Time, would prevent Parent and the Parent Parties from using the information covered by the Privacy Statement in a manner consistent with (y) applicable privacy laws and industry standards regarding the disclosure and use of data and (z) the Privacy Statement in effect at the time the information was collected. No claims or controversies have arisen regarding the Privacy Statement, the Terms and Conditions or the implementation of any of the foregoing.

            (d) All Promotional Activities conducted by the Company, whether conducted on behalf of the Company or on behalf of the customers and clients of the Company, have been and are being conducted in compliance with all Consumer Protection Laws, except where the failure to so conduct such activities would not be reasonably likely to have a Company Material Adverse Effect.

      Section 4.22 Insurance Policies. The Company maintains insurance with reputable insurers for the business and assets of the Company against all risks normally insured against, and in amounts normally carried by, corporations of similar size engaged in similar lines of business. Schedule 4.22 to the Company Disclosure Letter sets forth a correct and complete list of all policies of insurance carried by the Company with respect to its businesses or assets. All insurance policies and bonds with respect to the business and assets of the Company are in full force and effect and will be maintained by the Company in full force and effect as they apply to any matter, action or event relating to the Company occurring through the Effective Time, and the Company has not reached or exceeded its policy limits for any insurance policies in effect at any time during the past five years.

      Section 4.23 Transactions with Affiliates. Except for compensation and benefits received in the ordinary course of business as an employee or director of the Company, no director, officer or other Affiliate or Associate of the Company or any entity in which, to the Knowledge of the Company, any such director, officer or other Affiliate or Associate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such Persons) is currently a party to or has any interest in (a) any partnership, joint venture, contract, arrangement or understanding with, or relating to, the business or operations of the Company in which the amount involved exceeds $25,000 per annum; (b) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or (c) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company.

      Section 4.24 No Existing Discussions. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any negotiation, discussion or exchange of information with any other party with respect to or in contemplation of a Competing Transaction.

      Section 4.25 Antitakeover Laws. As of the date of this Agreement, each of the Company and the Company Board of Directors has taken all action required to be taken by it to exempt this Agreement and the Stockholders Agreements and the transactions contemplated hereby and thereby from, and this Agreement and the Stockholders Agreements, and the transactions contemplated hereby and thereby are exempt from the requirements of, any Antitakeover Laws.

      Section 4.26 Company Rights Agreement. The Company has taken all requisite action under the Company Rights Agreement to cause the provisions of the Company Rights Agreement not to be applicable to this Agreement, the Stockholders Agreements, the Offer, the Merger or the other transactions contemplated hereby and to provide for the expiration of the Rights upon the consummation of the Offer.

      Section 4.27 Brokers. No broker, finder or investment banker (other than the Independent Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Schedule 4.27 to the Company Disclosure Letter includes a complete and correct copy of all agreements between the Company and the Independent Advisor pursuant to which the Independent Advisor would be entitled to any payment relating to this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement.

      Section 4.28 Vote Required. The Company Required Vote, if required, is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

      Except as disclosed in the Parent Disclosure Letter delivered by Parent to the Company prior to the execution of this Agreement, Parent and Merger Sub represent and warrant to the Company as follows:

      Section 5.1 Organization and Standing.

            (a) Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has furnished or made available to the Company true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect, and Parent is not in violation of any provision therein.

            (b) Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect. Merger Sub has furnished or made available to the Company a true and complete copy of its Certificate of Incorporation, as amended to date. Such Certificate of Incorporation is in full force and effect, and the Merger Sub is not in violation of any provision therein. Merger Sub was formed for the purpose of effecting the Merger and the other transactions contemplated hereby, and has not undertaken any business or other activities other than in connection with entering into this Agreement, pursuing the Merger and engaging in the other transactions contemplated hereby.

      Section 5.2 Authority for Agreement. Such Person has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such Person of this Agreement, and the consummation by each such Person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate or company action and no other corporate or company proceedings on the part of such Person are necessary to authorize this Agreement or to consummate the Offer, the Merger or the other transactions contemplated by this Agreement (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of such Persons enforceable against such Person in accordance with its terms, except as enforcement thereof may be limited against such Person by (a) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers.

      Section 5.3 Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, (a) 52,664,978 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (b) 1,203,446 shares of Parent Common Stock are held in the treasury of Parent, (c) 9,625,247 Parent Stock Options are outstanding pursuant to Parent's stock plans (excluding Parent Stock Options issued pursuant to the Family Point Inc. Stock Option Plan), each such option entitling the holder thereof to purchase one share of Parent Common Stock, and 1,104,022 shares of Parent Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Parent Stock Options, (d) warrants to purchase 2,450,908 shares of Parent Common Stock are outstanding and 2,450,908 shares of Parent Common Stock are authorized and reserved for future issuance pursuant to the exercise of such warrants, (e) 721,242 shares of Parent Common Stock are reserved for issuance to shareholders of Women.com in connection with the Company's acquisition of Women.com upon surrender of certificates formerly representing shares of Women.com capital stock and (f) no shares of preferred stock of Parent are issued and outstanding. Except as set forth above, there are no Parent Stock Rights. All shares of capital stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or to pay any dividend or make any other distribution in respect thereof or to provide financing to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person in excess of $1,000,000 in any single calendar year. As of the date hereof, there are no voting trusts or other agreements or understandings to which Parent is a party with respect to the voting of stock of Parent.

      Section 5.4 No Conflict. The execution and delivery of this Agreement by such Person do not, and the performance of this Agreement by such Person and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement will not, (a) conflict with or violate such Person's Certificate of Incorporation or Bylaws, (b) subject to Section 5.5, conflict with or violate any Law applicable to such Person or by which any material property or asset of such Person is bound or affected, or (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any material property or asset of such Person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Person is a party or by which such Person or any material property or asset of any of it is bound or affected, except in the case of clauses (b) and (c) above for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

      Section 5.5 Required Filings and Consents. The execution and delivery of this Agreement by such Person do not, and the performance of this Agreement by such Person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (a) for applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities laws or "blue sky" laws and filing and recordation of appropriate merger documents as required by the DGCL and (b) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Parent Material Adverse Effect.

      Section 5.6 Compliance. Except as disclosed in the Parent Reports filed by Parent with the SEC prior to the date of this Agreement, as of the date of this Agreement the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, writ, injunction, license or permit of any Governmental Entity, except for violations which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, in each case other than those the outcome of which have not had, and could not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

      Section 5.7 Litigation. Except as set forth in Parent Reports, there is no claim, suit, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which, either individually or in the aggregate, has had, or could be reasonably expected to have, a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries, either individually or in the aggregate, which has had, or could reasonably be expected to have, a Parent Material Adverse Effect.

      Section 5.8 Parent Reports; Parent Financial Statements.

            (a) Parent has filed all Parent Reports, each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the Parent Reports (including any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) All of the Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (c) There are no Liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to Parent and its Subsidiaries, taken as a whole, other than (i) Liabilities disclosed or provided for in the consolidated balance sheet of Parent and its Subsidiaries at September 30, 2001, including the notes thereto, (ii) Liabilities disclosed in the Parent Reports, (iii) Liabilities incurred on behalf of Parent under this Agreement and the contemplated Offer and Merger and (iv) Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2001, none of which are, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

            (d) Parent has heretofore furnished or made available to the Company a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by Parent with the SEC as exhibits to the Parent Reports pursuant to the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder.

            (e) Parent has not entered into any agreement that would be required to be filed as an exhibit to Parent's Annual Report on Form 10-K for the year ended December 31, 2001 that has not previously been filed as an exhibit to any Parent Report.

      Section 5.9 Absence of Certain Changes or Events. Except as set forth in the Parent Reports and except for the transactions contemplated by this Agreement, since September 30, 2001, Parent and its Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change or event having, or that could reasonably be expected to have a Parent Material Adverse Effect, (b) any split, combination or reclassification of any of Parent's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's outstanding capital stock, (c) except as may have been required by a change in GAAP, any change in accounting methods, principles or practices by Parent or any Subsidiary materially affecting its assets, Liabilities or business, or (d) any tax election that individually or in the aggregate could reasonably be expected to have a Parent Material Adverse Effect.

      Section 5.10 Taxes.

            (a) Each of Parent and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Parent and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Parent and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made in writing by an authority in a jurisdiction where Parent or any subsidiary does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no security interests or other liens on any of the assets of any of Parent and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

            (b) Each of Parent and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except where any failure to pay would not have a Parent Material Adverse Effect.

      Section 5.11 Information Supplied.

            (a) The Form S-4 and, if applicable, the Post-Effective Amendment,
(i) complies and will comply in all material respects with the applicable requirements of the Securities Act and (ii) does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule TO complies and will comply in all material respects with the applicable requirements of the Exchange Act and does not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information regarding Parent and Merger Sub to be provided by Parent to the Company for inclusion in the Schedule 14D-9 and the Proxy Statement will not, at the time such information is so provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Notwithstanding the foregoing provisions of this Section 5.11, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Schedule TO based on information supplied by the Company for inclusion or incorporation by reference therein.

      Section 5.12 Intellectual Property.

            (a) Schedule 5.12 to the Parent Disclosure Letter sets forth a true and correct list of all Intellectual Property (other than domain names) owned by Parent or its Subsidiaries that is the subject of registration, issuance or an application for registration, and the jurisdictions where each is registered, issued or applied for.

            (b) Parent and its Subsidiaries have good and marketable title to or possess adequate licenses or other valid rights to use all Intellectual Property material to the operation of

Parent's business free and clear of all liens and have paid all maintenance fees, renewals or expenses, if any, related to such Intellectual Property, except where the failure to do so would not individually or in the aggregate have a Parent Material Adverse Effect. To the Knowledge of Parent, neither the use of such Intellectual Property nor the conduct of Parent and its Subsidiaries, in accordance with their businesses as presently conducted, misappropriates, infringes upon or conflicts with any patent, copyright, trade name, trade secret, trademark or other intellectual property rights of any third party, except where such conduct would not individually or in the aggregate have a Parent Material Adverse Effect. No third party has filed a claim against, or threatened to file a claim against, or has provided a notice to, Parent or any of its Subsidiaries alleging that either Parent or any of its Subsidiaries has violated, infringed on or otherwise improperly used the intellectual property rights of such third party in a manner material to the operation of Parent's business and, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has violated or infringed any patent, trademark, trade name, service mark, service name, copyright, trade secret or other intellectual property held by others in a manner material to the operation of Parent's business. Parent does not believe that any other entity has violated, infringed on or otherwise improperly used any of the Intellectual Property owned by Parent or any of its Subsidiaries in a manner material to the operation of Parent's business, and Parent and its Subsidiaries have not filed a claim against, or threatened to file a claim against, and have not provided a notice to, any third party alleging any such violation, infringement or improper use of the Intellectual Property owned by Parent or any of its Subsidiaries.

            (c) Parent and each of its Subsidiaries take reasonable measures to protect the confidentiality of its trade secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements.

            (d) To the Knowledge of Parent, no current or former partner, director, officer, or employee of Parent or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by Parent or any of its Subsidiaries.

      Section 5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

      Section 5.14 Reservation of Shares; Cash. Parent (a) has reserved for issuance such number of shares of Parent Common Stock as required for the Stock Portion and (b) has available sufficient cash as required for payment of the Cash Portion.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.1 Conduct of the Business Pending the Merger.

            (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing (and except as expressly contemplated, permitted or required by this Agreement),
(i) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company shall use all commercially reasonable efforts to preserve substantially intact its business organizations, to keep available the services of its current officers and employees and to preserve the current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations, and (iii) the Company will comply in all material respects with all applicable Laws wherever its business is conducted, including the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act.

            (b) The Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not (except as expressly contemplated, permitted or required by this Agreement and except as set forth on
Schedule 6.1 to the Company Disclosure Letter) (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase or otherwise acquire any shares of its capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Company Stock Rights, other than the issuance of Company Common Shares upon the exercise of Company Stock Options outstanding as of the date of this Agreement; (v) take any action that would make the Company's representations and warranties set forth in
Article IV not true and correct in all material respects; (vi) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VII not being satisfied; (vii) amend the Company Certificate of Incorporation (including any certificate of designations attached thereto) or Company Bylaws or other equivalent organizational documents; (viii) incur any indebtedness for borrowed money or guaranty any such indebtedness of another Person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company; (ix) make any loans or advances to any other Person other than loans or advances less than $75,000 made in the ordinary course of business consistent with past practice; (x) merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $100,000 or greater; (xi) change its accounting policies, except as required by GAAP; (xii) make any change in employment terms for any of its directors or officers; (xiii) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or Affiliates of the Company, other than with respect to alterations or amendments made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement; (xiv) make any change to the Company Benefit Plans; (xv) sell, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any material properties or assets, other than in the ordinary course of business consistent with past practice;
(xvi) make any material Tax election not consistent with past practice or settle or compromise any material federal, state, local or foreign income Tax Liability; or (xvii) commit or agree to take any of the actions described in this Section 6.1(b).

      Section 6.2 Access to Information; Confidentiality.

            (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Representatives of the Company to, afford the Representatives of Parent and Merger Sub reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of the Company, and shall furnish Parent and Merger

Sub with all financial, operating and other data and information as Parent or Merger Sub, through its Representatives, may reasonably request.

            (b) From the date hereof to the Effective Time, Parent shall, and shall cause the Representatives of Parent to, afford the Representatives of the Company reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of Parent and its Subsidiaries, and shall furnish the Company with all financial, operating and other data and information as the Company, through its Representatives, may reasonably request.

            (c) No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

      Section 6.3 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary, proper or advisable actions or non-actions, waivers, consents, qualifications and approvals from Governmental Entities and the making of all necessary, proper or advisable registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity; (ii) the obtaining of all necessary, proper or advisable consents, qualifications, approvals, waivers or exemptions from non-governmental third parties; and (iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents. In addition, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Offer, the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any Order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed.

            (b) The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) The Company shall use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent or any of its Affiliates.

            (d) The Company shall (i) take all actions necessary to ensure that no Antitakeover Law is applicable or becomes operative with respect to the Offer, the Merger, the Transaction Documents or any other transactions contemplated by thereby and (ii) if any Antitakeover Law is applicable or becomes operative with respect to the Offer, the Merger, the Transaction Documents or any other transaction contemplated by this Agreement, take all actions necessary to ensure that the Offer, the Merger and any other transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effect of such Laws on the Offer, the Merger and the other transactions contemplated by the Transaction Documents.

      Section 6.4 No Solicitation of Transactions.

            (a) The Company shall, and shall cause its Affiliates, Representatives and any other agents to immediately cease any discussions, negotiations or communications with any party or parties with respect to any Competing Transaction. The Company also agrees promptly following public announcement of this Agreement to request each Person that has executed a confidentiality agreement in the past year in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) the Company and was supplied with currently confidential information, if any, to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

            (b) The Company shall not, nor shall it authorize or permit any Affiliate or Representative of the Company to, (i) solicit, initiate, intentionally encourage, participate in or otherwise facilitate, directly or indirectly, any inquiries relating to, or the submission of, any Competing Transaction or (ii) directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate any discussions or negotiations regarding, or furnish to any Third Party any information or data with respect to or provide access to the properties, offices, books, records, officers, directors or employees of, or take any other action to knowingly, directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction. Notwithstanding the foregoing sentence, if the Company receives a proposal or offer for a Superior Competing Transaction, then, prior to acceptance by Merger Sub for payment and payment by Merger Sub for Company Common Shares pursuant to the Offer, the Company Board of Directors and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation, and the Company may, subject to a good-faith determination by a majority of the members of the Company Board of Directors (in consultation with outside counsel) that the failure to take such action would result in a breach of the fiduciary duties of the Company Board of Directors to the Company Stockholders under applicable Law or Order, and further subject to the Company providing prior written notice to Parent of its decision to take such action and compliance by the Company with Section 6.4(d), furnish information with respect to the Company to, and participate in discussions and negotiations directly or through its Representatives with, such Third Party, subject to a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement and which contains a one (1) year prohibition against such Third Party soliciting the employment of any employee of the Company.

            (c) Neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, propose or resolve to withdraw or modify, in a manner adverse to Parent or

Merger Sub, the approval and recommendation by the Company Board of Directors of the Offer, the Merger, this Agreement, the Transaction Documents, the transactions contemplated hereby and thereby and the actions taken in connection herewith and therewith, (ii) approve or recommend, or propose or resolve to approve or recommend, any Competing Transaction, (iii) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any Acquisition Agreement, (iv) approve or recommend, or propose or resolve to approve or recommend, or execute or enter into, any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Offer, the Merger, this Agreement, any Transaction Document or the transactions contemplated hereby or thereby, (v) take any action to (A) redeem the Rights, (B) waive or amend any provision of the Company Rights Agreement or (C) take any action with respect to, or make any determination under, the Company Rights Agreement, in any such case to permit or facilitate the consummation of a Competing Transaction, (vi) take any action necessary to render the provisions of any Antitakeover Law inapplicable to any Competing Transaction, or (vii) propose or agree to do any of the foregoing constituting or related to, or which is intended to or would reasonably be expected to lead to, any Competing Transaction. Notwithstanding the foregoing, at any time prior to acceptance by Merger Sub for payment and payment by Merger Sub for Company Common Shares pursuant to the Offer, in response to a Superior Competing Transaction which was not solicited, initiated, intentionally encouraged, participated in or otherwise facilitated by the Company in breach of Section 6.4(b), the Company Board of Directors may, if it determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of the fiduciary duties of the Company Board of Directors to the Company Stockholders under applicable Law or Order, modify, or propose or resolve to modify, in a manner adverse to Parent or Merger Sub, the approvals and recommendations of the Company Board of Directors of the Offer, the Merger, the transactions contemplated thereby or by the Transaction Documents, but only (y) at a time that is after the tenth (10th) Business Day following Parent's receipt of written notice advising Parent that the Company Board of Directors is prepared to take such action (during which period the Company shall negotiate in good faith with Parent concerning any New Parent Proposal), specifying therein all of the terms and conditions of such Superior Competing Transaction, and identifying the Person or group making such Superior Competing Transaction and (z) if, after the end of such ten (10) Business Day period, the Company Board of Directors determines in good faith (after consultation with the Independent Advisor and outside counsel) that such proposed transaction continues to be a Superior Competing Transaction, after taking into account any New Parent Proposal. The Company shall not during the term of this Agreement release any Third Party from, or agree to amend or waive any provision of any confidentiality agreement, and the Company shall take all reasonable efforts to enforce, to the fullest extent permitted by applicable Laws, each confidentiality agreement entered into pursuant to this Section 6.4 and any other confidentiality agreement to which the Company is or becomes a party.

            (d) In addition to the obligations set forth in Sections 6.4(a), (b) and (c), the Company shall advise Parent orally and, if requested by Parent, in writing of (i) any Competing Transaction or any offer, proposal or inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of the Company or, to the Knowledge of the Company, other Representative of the Company, (ii) the terms and conditions of such Competing Transaction (including a copy of any written proposal) and (iii) the identity of the Person or group making the offer, proposal or inquiry for any such Competing Transaction immediately (but in any event within twenty-four (24) hours) following receipt by the Company or any officer or director of the Company or, to the Knowledge of the Company, any other

Representative of the Company of such Competing Transaction offer, proposal or inquiry. The Company shall have no obligation to update Parent unless and until
(y) such offer, proposal or inquiry is withdrawn or (z) the Company Board of Directors determines that such Competing Transaction is a Superior Competing Transaction, at which point the Company will follow the procedures set forth in
Section 6.4(c). The Company agrees to notify Parent immediately if the Company Board of Directors determines that a Competing Transaction is not a Superior Competing Transaction.

            (e) Nothing contained in this Section 6.4 or any other provision hereof shall prohibit the Company or the Company Board of Directors from taking and disclosing to the Company Stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a Third Party which is consistent with its obligations hereunder; provided, however, that neither the Company nor the Company Board of Directors may either (i) except as provided by this Section 6.4, modify, or propose publicly to modify, in a manner adverse to Parent and Merger Sub, the approvals or recommendations of the Company Board of Directors of the Offer, the Merger or this Agreement or (ii) approve or recommend a Competing Transaction, or propose publicly to approve or recommend a Competing Transaction.

            (f) Nothing in this Section 6.4 shall (i) permit the Company to terminate this Agreement (except as expressly provided in Article VIII) or (ii) affect any other obligations of the Company under this Agreement.

      Section 6.5 Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of Nasdaq or any listing agreement if it has used its commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made. In this regard, the parties shall make a joint public announcement of the transactions contemplated by the Transaction Documents no later than (a) the close of trading on Nasdaq on the day that this Agreement is signed, if such signing occurs during regular business hours on a Business Day, or (b) the opening of trading on Nasdaq on the Business Day following the date on which this Agreement is signed, if such signing does not occur during a Business Day.

      Section 6.6 Nasdaq Listing. Parent will use commercially reasonable efforts to cause to be approved for listing on Nasdaq, subject to official notice of issuance, a sufficient number of shares of Parent Common Stock to be issued in the Offer and the Merger and pursuant to the Company Stock Options.

      Section 6.7 Company Affiliates. The Company shall deliver to Parent a letter identifying all Persons who are, at the time the Merger is submitted to a vote of the Company Stockholders, Affiliates of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each Person who is identified as a possible Affiliate in such letter to deliver to Parent on or prior to the Effective Time an Affiliate Letter. Parent shall be entitled to place legends on any certificates of Parent Common Stock issued to such possible Affiliates to restrict transfer of such shares.

      Section 6.8 Director Resignations. The Company shall cause to be delivered to Parent resignations of all the directors of the Company (other than those designated by Parent) to be effective upon the consummation of the Merger.

      Section 6.9 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or any of its directors relating to the transactions contemplated by the Transaction Documents or the Merger; and no such settlement shall be agreed to without Parent's consent, which consent will not be unreasonably withheld.

      Section 6.10 Employee Arrangements.

            (a) The Company shall (i) take all appropriate corporate action to cease, effective at the Effective Time, all benefit accruals under and terminate, effective prior to the Effective Time, any 401(k) plans and (ii) take all appropriate corporate action to terminate, effective prior to the Effective Time, the Employee Stock Purchase Plan and return unused contributions to participants.

            (b) The Company shall provide to Parent as promptly as practicable after the date hereof (and in any event within two (2) days hereof) a true and complete list of all of the (i) officers, (ii) employees (whether full-time, part-time or otherwise) and (iii) consultants or independent contractors of the Company, in each case specifying, by individual, their position, annual salary, hourly wages, consulting or other independent contractor fees, date of birth, date of hire, social security number, work location, length of service and hours of service, together with an appropriate notation next to the name of any officer or other employee on such list who is subject to any written employment agreement or any other written term sheet or other document describing the terms and/or conditions of employment of such employee or of the rendering of services by such consultant or independent contractor.

            (c) Parent and the Company shall take such action as is necessary, including action under the relevant Company Stock Plan, to effect the provisions of Section 2.7.

            (d) Parent and the Company agree to make all bonus payments and severance payments described in Schedule 6.10(d) to the Company Disclosure Letter, provided, however, that such payments, inclusive of all payroll, withholding and similar Taxes (both employee's and employer's portion), shall not in the aggregate exceed the amount reserved for accrued bonuses and accrued severance taken into account in determining Net Cash, as set forth on Annex III.

      Section 6.11 Advertiser Visits. Between the date hereof and the Effective Time, and subject to prior notice and such reasonable limitations as the Company shall deem reasonable and necessary, the Company shall permit Parent to discuss and meet, and shall cooperate in such discussions and meetings, with any customers and clients of the Company that Parent so requests. A senior executive of the Company, reasonably satisfactory to Parent, shall accompany Parent's representative to such meetings and shall participate with Parent's representative in any such discussions. Furthermore, the Company shall cooperate with Parent in the preparation of a presentation to such customers and clients with respect to the transactions contemplated hereby.

      Section 6.12 Directors' and Officers' Indemnification and Insurance. Parent shall cause the Surviving Corporation to, subject to limitations created by applicable Law and public policy, indemnify and hold harmless all past and present directors of the Company to the same extent such

Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Certificate of Incorporation and Company Bylaws for acts or commissions occurring prior to the Effective Time. Parent or Merger Sub shall purchase prior to the Effective Time a directors' and officers' liability insurance policy for the benefit of the Company's directors and officers with respect to claims arising from facts or event that occurred prior to the Effective Time, which policy shall have a term of six years following the Effective Time, shall have substantially the same terms (including policy limitations and deductibles) as set forth on the insurance quote attached to
Schedule 6.12 to the Company Disclosure Letter and shall be reasonably acceptable to the Company (provided that the estimated premium for such six-year policy shall be taken into account in determining Net Cash, as set forth on Annex III). Parent hereby guarantees that the Surviving Corporation will perform its obligations set forth in this Section 6.12 and agrees to be fully liable for all such obligations.

      Section 6.13 Delisting. Parent, Merger Sub and the Company agree to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Shares from any national securities exchange or the over-the-counter market and to terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

      Section 6.14 Taxes. Parent, Merger Sub and the Company agree to cooperate with each other in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Tax which become payable by the Company in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

      Section 6.15 Standstill. In the event this Agreement is terminated pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(h) or Section 8.1(i), for a period from the date of such termination until the earlier of (i) nine (9) months from the date hereof and (ii) the date of any Parent Change of Control, neither Parent nor any of its Subsidiaries shall, without the prior written consent of the Company Board of Directors, (y) acquire or offer or agree to acquire, by purchase or otherwise, any securities (or direct or indirect rights or options to acquire any securities) of the Company or (z) solicit proxies or consents to vote or become a participant in any "election contest" with respect to the Company (as such terms are used in Rule 14a-1 and Rule 14a-11 of Regulation 14A under the Exchange Act).

      Section 6.16 Non-Solicitation. In the event this Agreement is terminated pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(h) or Section 8.1(i), for a period from the date of such termination until the earlier of (i) three
(3) months from the date of such termination and (ii) the date of any Parent Change of Control, Parent shall not without the Company's prior written consent, directly solicit the employment of any officer or senior manager of the Company who first became known to Parent during its evaluation of a possible transaction with the Company; provided, however, that this Section 6.16 shall not prohibit or prevent Parent from general advertising or other broad non-targeted forms of solicitation or from hiring any officer or senior manager employed by the Company who initiates contact with Parent in the absence of targeted solicitation.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

      Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company and Merger Sub to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) if required by the DGCL, this Agreement and the Merger shall have been approved by the Company Stockholders in accordance with the DGCL, the Company Certificate of Incorporation, the Company Bylaws and any other applicable Laws or Orders (including the proper filing and dissemination of the Proxy Statement or any information statement, if required);

            (b) (i) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order (which Order or other action the parties hereto shall use their commercially reasonable efforts to vacate or lift) which prohibits, enjoins, restrains or precludes under applicable Law or Order either the consummation of the Merger or the ownership or operations of the Company by Parent or Merger Sub and (ii) there shall be no pending or threatened suit, action, investigation or proceeding by any Governmental Entity or any third party seeking to prohibit, enjoin, restrain or preclude either the consummation of the Merger or the ownership or operations of the Company by Parent or Merger Sub; and

            (c) Merger Sub shall have accepted for payment and paid for, pursuant to the terms and conditions of the Offer, all Company Common Shares duly tendered pursuant to the Offer and not withdrawn, and the Minimum Condition shall have been satisfied; provided, however, that Merger Sub shall not be entitled to rely on this condition if it shall have failed to accept for payment and pay for Company Common Shares pursuant to the Offer in breach of its obligations under this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      Section 8.1 Termination. This Agreement may be terminated and the Offer, the Merger and the adoption, execution and delivery of the other transactions contemplated by the Transaction Documents may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger, this Agreement or any of the other transactions contemplated by this Agreement or any other Transaction Document by the Company Stockholders):

            (a) by the mutual written consent of the Company, Parent and Merger Sub;

            (b) by the Company or Parent, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Company Common Shares pursuant to the Offer, or taken a similar action with respect to either of the Merger or the transactions contemplated hereby or by any other Transaction Document, and such Order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this

Agreement pursuant to this clause (b) shall have used all commercially reasonable efforts to remove such order, decree, ruling, judgment or to reverse such action;

            (c) by the Company, if (i) Merger Sub shall have failed to commence the Offer within the twenty (20) Business Day period specified in Section 1.1(a) (except if such failure is due to one or more unsatisfied Exchange Offer Conditions) or (ii) if Merger Sub terminates or withdraws the Offer without accepting for payment and promptly paying for all Company Common Shares validly tendered for payment and not withdrawn thereunder (except if any of the Exchange Offer Conditions have not then been satisfied);

            (d) by the Company, prior to the consummation of the Offer, if it determines to accept a proposal or offer for a Superior Competing Transaction; provided, however, that this Agreement may not be so terminated unless (i) the Company Board of Directors shall have complied with the procedures set forth in Sections 6.4(c) and (d) and (ii) all of the payments required by Section 8.2 have been made in full to Parent;

            (e) by Parent, prior to consummation of the Offer, if (i) the Company Board of Directors shall have withdrawn or adversely modified its approvals or recommendations of the Offer, the Merger, or the transactions contemplated thereby or by the Transaction Documents (it being understood, however, that for all purposes of this Agreement, the fact that the Company has supplied any Person with information regarding the Company or has entered into discussions or negotiations with such Person as permitted by, or without violating, this Agreement, or the disclosure of such facts, shall not be deemed in and of itself a withdrawal or modification of such approvals or recommendations), (ii) the Company Board of Directors has failed to reaffirm its approvals and recommendations of the Offer, the Merger, this Agreement or such transactions within five (5) Business Days after Parent has requested in writing that it do so, (iii) the Company Board of Directors shall have (A) recommended to the Company Stockholders that they approve or accept a Competing Transaction rather than the transactions contemplated by the Transaction Documents or (B) determined to accept a proposal or offer for a Superior Competing Transaction,
(iv) the Company shall have breached any of its obligations under Sections 6.4(b), (c) or (d) or (v) any Third Party shall have commenced a tender or exchange offer or other transaction constituting or potentially constituting a Competing Transaction;

            (f) by Parent or the Company, (i) if the Offer terminates or expires on account of the failure of any Exchange Offer Condition without Parent and Merger Sub having purchased any Company Common Shares thereunder (provided that the right to terminate this Agreement pursuant to this Section 8.1(f)(i) shall not be available to any party whose (or whose Subsidiary's) failure to fulfill any obligation under this Agreement has been the proximate cause of, or resulted in the failure of any such condition) or (ii) if on or before June 30, 2002, the Offer has not been consummated (provided that the right to terminate this Agreement pursuant to this Section 8.1(f)(ii) shall not be available to any party whose (or whose Subsidiary's) failure to fulfill any obligation under this Agreement has been the proximate cause of or resulted in the failure of the Offer to be consummated on or prior to such date);

            (g) by Parent, if any of the following events shall occur and be continuing or conditions exist: (i) any of the representations and warranties of the Company contained in this Agreement shall not be true and correct in all material respects as of the date of determination or the date hereof (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case Parent's right to terminate pursuant to this clause (i) shall be triggered if such representation or warranty shall not be true and correct as of such date); or (ii) the Company shall have failed to perform each of its agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition, a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is capable of being cured by the Company within ten (10) Business Days after the occurrence of the Terminating Company Breach and prior to the Effective Time through the exercise of its commercially reasonable efforts and is so cured within such period, so long as the Company continues to exercise such commercially reasonable efforts, Parent may not terminate this Agreement under this Section 8.1(g);

            (h) by the Company, if any of the following events shall occur and be continuing or conditions exist: (i) any of the representations and warranties of Parent and Merger Sub contained in this Agreement shall not be true and correct in all material respects as of the date of determination or the date hereof (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case the Company's right to terminate pursuant to this clause (i) shall be triggered if such representation or warranty shall not be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to prevent or materially delay the consummation of the Offer, the Merger or any other transaction contemplated hereby; or (ii) Parent and Merger Sub shall have failed to perform each of their agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition, a "Terminating Parent Breach"); provided, however, that such Terminating Parent Breach must be reasonably likely to materially adversely affect the consummation of the Offer and the Merger and, if such Terminating Parent Breach is capable of being cured by Parent prior to the Effective Time through the exercise of its commercially reasonable efforts, so long as Parent continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 8.1(h);

            (i) by Parent prior to the consummation of the Offer if the Base Price is less than $1.30; or

            (j) by the Company prior to the consummation of the Offer if the Base Price is greater than $3.90.

The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling or controlled by any such party or any of their respective officers, directors or directors, whether prior to or after the execution of this Agreement.

      Section 8.2 Expenses.

            (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with the Transaction Documents, the Offer, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense; provided, however, that all costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4, the Post-Effective Amendment, the Preliminary Prospectus, the Schedule TO, the
Schedule 14D-9 and the Proxy Statement (including the SEC filing fees) shall be borne equally by Parent and the Company.

            (b) If this Agreement is terminated pursuant to (i) Section 8.1(f) (as a result of the failure to achieve the Minimum Condition) or Section 8.1(g) (as a result of a Terminating Company Breach) and (A) as of the date of such termination, there has been or there is a proposal by a Third Party to consummate, or a Third Party shall have publicly announced, following the first public announcement of this Agreement, a plan or proposal with respect to, a Competing Transaction or (B) prior to January 31, 2003, the Company enters into an Acquisition Agreement with respect to a Competing Transaction (or resolves or announces an intention to do so) or (ii) Section 8.1(d) or (e), then, the Company shall pay to Parent an amount equal to the Termination Fee. Unless otherwise required pursuant to the terms hereof, payment of any of such amounts shall be made, as directed by Parent, by prompt wire transfer of immediately available funds, but in no event later than one (1) Business Day after the amount is due as provided herein.

            (c) If this Agreement is terminated pursuant to (i) Section 8.1(c) or (ii) Section 8.1(h), then Parent shall pay to the Company an amount equal to the Termination Fee. Unless otherwise required pursuant to the terms hereof, payment of any such amounts shall be made, as directed by the Company, by prompt wire transfer of immediately available funds, but in no event later than one (1) Business Day after the amount is due as provided herein.

            (d) In the event that the Company shall fail to pay any amount required to be paid by Section 8.2(b) or Parent shall fail to pay any amount required to be paid by Section 8.2(c), on the date such amount is due pursuant to such section, then interest shall be paid on such unpaid amount, commencing on the date that such amount was due, at a rate equal to 6.0% per annum.

            (e) In the event that either party is required to file suit to seek all or a portion of the amounts payable under this Section 8.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights under this Section 8.2.

      Section 8.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent and Merger Sub or the Company, other than
Section 6.12, Section 8.1, Section 8.2 and this Section 8.3 and except to the extent that such termination results from a breach by a party of any of its covenants or agreements set forth in this Agreement.

      Section 8.4 Amendment. This Agreement may be amended by the parties in writing by action of their Board of Directors or Boards of Directors, as the case may be, at any time before or after the approval of the Company Stockholders is obtained and prior to the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger; provided, however, that, after the approval of the Company Stockholders is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the Merger Consideration to be delivered to the Company Stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company Stockholders.

      Section 8.5 Extension; Waiver. At any time prior to the Effective Time, each of the Company, Parent and Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any section of this Agreement) and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery and confirmation of transmission by telephonic notice to the applicable contact person) to the parties or sent by fax (providing proof of transmission and confirmation of transmission by telephonic notice to the applicable contact person) at the following addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice):

            (a)   if to Parent, to

                  iVillage Inc.
                  500 Seventh Avenue, 14th Floor
                  New York, NY  10018
                  Attn:  General Counsel
                  Phone: (212) 600-6000
                  Fax:   (212) 600-6556

                  with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Bank Building
                  400 Sansome Street
                  San Francisco, CA 94111-3143
                  Attn:  Richard Vernon Smith, Esq.
                  Phone: (415) 392-1122
                  Fax:   (415) 773-5759

                  if to the Company, to

                  Promotions.com, Inc.
                  268 West 44th Street, 4th Floor
                  New York, NY  10036

                  Attn:  Chairman and Chief Executive Officer
                  Phone: (212) 971-9800
                  Fax:   (646) 349-4343

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  502 Carnegie Center
                  Princeton, NJ 08540
                  Attn:  Steven M. Cohen, Esq.
                  Phone: (609) 919-6604
                  Fax:   (609) 919-6633

      Section 9.3 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereby" refer to this Agreement.

      Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and there are no other or additional agreements between Parent and Merger Sub or any of their respective affiliates, on the one hand, and any Company Stockholders or their respective affiliates, on the other hand, relating to, arising from or otherwise entered into in connection with this Agreement and the transactions contemplated hereby. Except for the provisions of Section 6.10, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

      Section 9.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

      Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Merger Sub may transfer to their Affiliates without the consent of the Company; provided, however, that Parent continues to be liable for the performance of all of the obligations and payments to be made by the Parent Parties and such assignees hereunder if and only to the extent that such assignees do not perform such obligations. Subject to the preceding sentence, this

Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States, this being in addition to any other remedy to which they are entitled at Law or in equity.

      Section 9.9 Annex I; Annex II; Exhibits; Disclosure Letters. Annex I, Annex II, all exhibits and schedules referred to herein, the Company Disclosure Letter and the Parent Disclosure Letter (and all exhibits or attachments thereto) are intended to be and hereby are specifically made a part of this Agreement.

      Section 9.10 Jurisdiction; Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

      Section 9.11 Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                                   ARTICLE X

                               CERTAIN DEFINITIONS

      "Acquisition Agreement" shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Competing Transaction.

      "ADA" shall mean the Americans with Disabilities Act.

      "ADEA" shall mean the Age Discrimination in Employment Act.

      "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

      "Affiliate Letter" shall mean a letter in the form of Exhibit A delivered by each Person identified pursuant to Section 6.7 as an Affiliate of the Company for purposes of Rule 145 under the Securities Act.

      "Applicable Benefit Laws" shall mean ERISA, the Code and all other applicable laws, regulations, orders or other legislative, administrative or judicial promulgations, including those of jurisdictions outside the United States of America.

      "Associate" of any Person shall have the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

      "At Home Bankruptcy Decision" shall mean a Final Order determining the ownership of the At Home Shares or otherwise determining the matters in the Bankruptcy Case, whether as the result of the declaratory judgment adversary proceeding initiated by Ian Berg that currently is pending in the Bankruptcy Court or of a settlement agreement approved by the Bankruptcy Court.

      "Bankruptcy Case" shall mean Case No. 01-32495-TEC pending in the Bankruptcy Court.

      "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of California.

      "Base Price" shall mean the average of the closing sale prices of Parent Common Stock on Nasdaq for each of the five (5) trading days immediately preceding the second trading day prior to the expiration of the Offer, including any extension thereof.

      "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to be closed.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

      "Certificate" shall mean each certificate representing one or more Company Common Shares.

      "Certificate of Merger" shall mean the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DGCL.

      "Closing" shall mean the closing of the Merger, as contemplated by Section 2.2.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Company Benefit Plan" shall mean each Employee Benefit Plan sponsored or maintained, or required to be sponsored or maintained, at any time by the Company or to which the Company makes or has made, or has or has had an obligation to make, contributions at any time.

      "Company Bylaws" shall mean the Amended and Restated Bylaws of the Company dated January 26, 2000.

      "Company Certificate of Incorporation" shall mean the Company's Certificate of Incorporation, as amended by Certificates of Amendment to Certificate of Incorporation dated February 23, 1998, January 12, 1999 and June 11, 1999.

      "Company Disclosure Letter" shall mean the Company Disclosure Schedule delivered by the Company to Parent concurrently with the execution of this Agreement. The Company Disclosure Letter shall include references to each provision of this Agreement to which information contained in the Company Disclosure Letter is intended to apply.

      "Company Financial Statements" shall mean all of the financial statements included in the Company Reports, an unaudited statement of operations for the period ended February 7, 2002 and the Reference Balance Sheet.

      "Company Knowledge Person" shall mean the persons set forth on Schedule 10.1(a) to the Company Disclosure Letter.

      "Company Licensed Software" shall mean all software (other than Company Proprietary Software) used by the Company.

      "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect that shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, prospects, operations, properties, condition (financial or otherwise), assets or Liabilities of the Company, other than changes caused by changes in the economy generally or changes generally affecting companies conducting businesses like the business conducted by the Company or (ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by the Transaction Documents.

      "Company Proprietary Software" shall mean all software owned by the Company.

      "Company Reports" shall mean all forms, reports, statements, information and other documents required to be filed by the Company with the SEC since June 14, 1999.

      "Company Required Vote" shall mean the affirmative vote of the holders of shares representing a majority of the Company Common Shares entitled to vote on the approval and adoption of this Agreement and the Merger, if such vote is required by applicable Law or Order to consummate the Merger.

      "Company Software" shall mean the Company Licensed Software together with the Company Proprietary Software.

      "Company Stock Option" shall mean each outstanding option to purchase Company Common Shares.

      "Company Stock Plan" shall mean any stock option plan or restricted stock plan of the Company, whether established or assumed by the Company in connection with an acquisition, including the Netstakes, Inc. Stock Option Plan, the Promotions.com, Inc. 1999 Equity Compensation Plan, as amended and the Employee Stock Purchase Plan.

      "Company Stock Rights" shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company.

      "Company Stockholders Meeting" shall mean a meeting of the Company Stockholders to be called to consider the Merger, if such vote is required by applicable Law or Order to consummate the Merger.

      "Company Warrant" shall mean each outstanding warrant to purchase Company Common Shares.

      "Competing Transaction" shall mean any proposal or offer, whether in writing or otherwise, from any Third Party to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all or more than 15% of the assets of the Company, or 15% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 15% of the assets of the Company, or 15% or more of any class of equity securities in the Company.

      "Confidentiality Agreement" shall mean the Confidentiality Agreement between the Company and Parent dated December 4, 2001.

      "Consumer Protection Laws" shall mean all trade practices, direct marketing, home and telephone solicitation, sweepstakes, prize, gift, gaming, anti-lottery, anti-fraud and consumer credit and protection Laws.

      "Effective Time" is the time the Certificate of Merger is duly filed with the Secretary of State of the state of Delaware, or at such other time as the parties hereto agree shall be specified in such Certificate of Merger.

      "Employee/Consulting Agreements" shall mean any contracts, consulting agreements, termination or severance agreements, change of control agreements or any other agreements respecting the terms and conditions of employment or of an independent contractor relationship in respect to any officer, employee, former employee, consultant or independent contractor.

      "Employee Benefit Plan" shall mean, with respect to any Person, each plan, fund, program, agreement, arrangement or scheme, including, but not limited to, each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained, in each case that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or agreement, health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement.

      "Employee Stock Purchase Plan" shall mean the [Virgil].com, Inc. Employee Stock Purchase Plan.

      "Environmental Laws" shall mean local, state and federal laws and regulations relating to protection of the environment, pollution control, health and safety, product registration and Hazardous Materials.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any Person (whether incorporated or unincorporated) that together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code.

      "ERISA Affiliate Plan" shall mean each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by an ERISA Affiliate or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

      "Exchange Agent" shall mean a commercial bank or trust company designated by Parent and reasonably acceptable to the Company.

      "Final Order" shall mean an order or judgment in the Bankruptcy Case or in any adversary proceeding within the Bankruptcy Case, as entered on the docket of the Bankruptcy Court, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review has or rehearing has expired and as to which no appeal or petition for review or rehearing was filed, or, if filed, remains pending.

      "FLSA" shall mean the Fair Labor Standards Act.

      "FMLA" shall mean the Family and Medical Leave Act.

      "Fully Diluted Common Share Number" shall mean the total number of Company Common Shares outstanding on the date of this Agreement on a fully diluted basis, as set forth in Section 4.3 which calculation assumes (i) the exercise on a net exercise basis, as contemplated by Section 2.7, of all outstanding rights, warrants or options, whether vested or unvested, to acquire Company Common Shares, regardless of restrictions on exercise or conversion and (ii) the conversion of all outstanding securities and notes convertible at any time into Company Common Shares that do not terminate at or prior to the Effective Time.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental Entity" shall mean any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

      "Hazardous Materials" shall mean any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

      "Intellectual Property" shall mean all copyrights, trade names, trademarks, service marks, patents, universal resource locators, or URLs, Internet domain names (and all applications or registrations therefor), trade secrets, know-how, member lists for a Person's network of web sites, marketing plans, advertising and sponsorship strategy, content on such Person's network of web sites, Internet tools, proprietary processes, technology, rights of publicity and privacy relating to the use of the names, likenesses, voices and signatures, and which are used by such Person and its Subsidiaries or as to which such Person or any of its Subsidiaries claim an ownership interest or as to which such Person or any of its Subsidiaries is a licensee or licensor.

      "Knowledge," or any similar expression, shall mean (i) with respect to the Company, (A) the actual knowledge of any Company Knowledge Person and (B) such facts or other matters as any prudent person could be expected to discover in the course of conducting a reasonable investigation concerning the existence of such fact or other matters; and (ii) with respect to Parent (or any of its Subsidiaries), (A) the actual knowledge of any Parent Knowledge Person and (B) such facts or other matters as any prudent person could be expected to discover in the course of conducting a reasonable investigation concerning the existence of such fact or other matters.

      "Labor Laws" shall mean ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973, and all regulations under such acts.

      "Law" shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, rule, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

      "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission.

      "Minimum Condition" shall have the meaning set forth in Annex II.

      "Nasdaq" shall mean The Nasdaq National Market System, a.k.a. the Nasdaq Stock Market.

      "Net Cash" shall mean $9,807,617, which number has been calculated as set forth on Annex III. The balance sheet figures referred to on Annex III have been derived from the Reference Balance Sheet.

      "New Parent Proposal" shall mean any amendment of the terms of the Offer or the Merger by Parent or Merger Sub or any proposal by Parent or Merger Sub to amend the terms of this Agreement, the Offer or the Merger.

      "NLRB" shall mean the United States National Labor Relations Board.

      "Order" shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

      "Parent Change of Control" shall mean (i) a merger, consolidation, reorganization or other similar transaction which results in Parent's stockholders immediately prior to such transaction not holding at least fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity or (ii) a sale of all or substantially all of the assets of Parent to another Person.

      "Parent Disclosure Letter" shall mean the Parent Disclosure Letter delivered by Parent to the Company concurrently with the execution of this Agreement. The Parent Disclosure Letter shall include references to each provision of this Agreement to which information contained in the Parent Disclosure Letter is intended to apply.

      "Parent Financial Statements" shall mean all of the financial statements included in the Parent Reports.

      "Parent Knowledge Person" shall mean Persons set forth on Schedule 10.1(b) to the Parent Disclosure Letter.

      "Parent Material Adverse Effect" shall mean, with respect to Parent, any change, event or effect that shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, is or is reasonably likely to (i) be materially adverse to the business, prospects, operations, properties, condition (financial or otherwise), assets or Liabilities of Parent and the Parent Subsidiaries taken as a whole, other than changes caused by changes in the economy generally or changes generally affecting companies conducting businesses like the business conducted by Parent or (ii) prevent or materially delay the performance by Parent of any of its obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by the Transaction Documents.

      "Parent Parties" shall mean Parent, Merger Sub and any other Subsidiary of Parent.

      "Parent Reports" shall mean all forms, reports, statements and all other documents required to be filed by Parent with the SEC since March 19, 1999.

      "Parent Stock Option" shall mean each outstanding option to purchase shares of Parent Common Stock.

      "Parent Stock Rights" shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Parent relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent.

      "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

      "Post-Effective Amendment" shall mean a post-effective amendment to the Form S-4, if necessary, for the offer and sale of the Parent Common Stock pursuant to the Merger and in which the Proxy Statement will be included as a prospectus.

      "Privacy Statement" shall mean the Company's privacy policies published on its web site regarding the collection, use and distribution of personal information from visitors to its web site and consumers of its products and services.

      "Promotional Activities" shall mean all contests, sweepstakes, direct marketing and email marketing campaigns and other marketing and promotional activities of the Company.

      "Proxy Statement" shall mean a definitive proxy statement or information statement, including any amendment or supplement thereto, relating to the Merger and this Agreement to be mailed to the Company Stockholders in connection with the Company Stockholders Meeting.

      "Reference Balance Sheet" shall mean a balance sheet as of February 7, 2001, prepared by the Company and delivered to Parent prior to the date hereof.

      "Representatives" shall mean officers, directors, employees, auditors, attorneys, financial advisors (including the Independent Advisor), lenders and other agents.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

      "Superior Competing Transaction" shall mean a bona fide, written proposal or offer for a Competing Transaction by a Third Party, which the Company Board of Directors determines in good faith (after consulting the Independent Advisor and independent legal counsel) (i) would result in such Third Party owning, directly or indirectly, all or substantially all of the Company Common Shares then outstanding (or of the Surviving Corporation in a merger) or all or substantially all of the assets of the Company, (ii) is on terms which are more favorable from a financial point of view to the Company Stockholders than the Offer, the Merger and the other transactions contemplated by this Agreement, and the Company receives written advice from the Independent Advisor to that effect,
(iii) is not subject to any material contingency, including any contingency relating to financing, due diligence or the receipt of government consents or approvals, (iv) is reasonably capable of being consummated, (v) does not contain a "right of first offer" or "right of first refusal" with respect to any proposal that Parent or Merger Sub may make and (vi) was not solicited, encouraged or facilitated by the Company in breach of Section 6.4(b).

      "Surviving Corporation" shall mean the corporation surviving the Merger.

      "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity.

      "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

      "10-K" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      "Termination Fee" shall mean $250,000.

      "Terms and Conditions" shall mean the terms and conditions published on the Company's web site that govern the use of the Company's products and services.

      "Third Party" means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliates thereof.

      "Transaction Documents" means this Agreement, the Stockholder Agreements and all other agreements, instruments and documents to be executed by the Company in connection with the transactions contemplated by such agreements.

      "WARN" shall mean the United States Worker Adjustment and Retraining Notification Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       IVILLAGE INC.


                                       By: /s/ Stephen A. Elkes
                                          --------------------------------------
                                               Name: Stephen A. Elkes
                                               Title: Executive Vice President -
                                                      Operations & Business
                                                      Affairs


                                       VIRGIL ACQUISITION CORP.

                                       By: /s/ Stephen A. Elkes
                                          --------------------------------------
                                               Name: Stephen A. Elkes
                                               Title: President


                                       PROMOTIONS.COM, INC.

                                       By:/s/ Steven Krein
                                          --------------------------------------
                                              Name: Steven Krein
                                              Title: Chief Executive Officer

                                                                         ANNEX I

                             Index of Defined Terms

Defined Term                                           Location
------------                                           --------

Acquisition Agreement............................      Article X
ADA..............................................      Article X
ADEA.............................................      Article X
Affiliate........................................      Article X
Affiliate Letter.................................      Article X
Agreement........................................      Preamble
Antitakeover Laws................................      Recitals
Applicable Benefit Laws..........................      Article X
Associate........................................      Article X
At Home Bankruptcy Decision......................      Article X
Bankruptcy Case..................................      Article X
Bankruptcy Court.................................      Article X
Base Price.......................................      Article X
Business Day.....................................      Article X
Cash Portion.....................................      Section 1.1(a)
CERCLA...........................................      Article X
Certificate......................................      Article X
Certificate of Merger............................      Article X
Closing..........................................      Article X
Closing Date.....................................      Section 2.2
Code.............................................      Article X
Company..........................................      Preamble
Company Benefit Plan.............................      Article X
Company Board of Directors.......................      Recitals
Company Bylaws...................................      Article X
Company Certificate of Incorporation.............      Article X
Company Common Shares............................      Recitals
Company Disclosure Letter........................      Article X
Company Financial Statements.....................      Article X

Defined Term                                           Location
------------                                           --------

Company Knowledge Person.........................      Article X
Company Licensed Software........................      Article X
Company Material Adverse Effect..................      Article X
Company Proprietary Software.....................      Article X
Company Reports..................................      Article X
Company Required Vote............................      Article X
Company Rights Agreement.........................      Recitals
Company Software.................................      Article X
Company Stock Option.............................      Article X
Company Stock Plan...............................      Article X
Company Stock Rights.............................      Article X
Company Stockholders.............................      Recitals
Company Stockholders Meeting.....................      Article X
Company Warrant..................................      Article X
Competing Transaction............................      Article X
Confidentiality Agreement........................      Article X
Consumer Protection Laws.........................      Article X
DGCL.............................................      Recitals
Effective Time...................................      Article X
Employee/Consulting Agreements...................      Article X
Employee Benefit Plan............................      Article X
Employee Stock Purchase Plan.....................      Article X
Environmental Laws...............................      Article X
ERISA............................................      Article X
ERISA Affiliate..................................      Article X
ERISA Affiliate Plan.............................      Article X
Exchange Act.....................................      Recitals
Exchange Agent ..................................      Article X
Exchange Fund....................................      Section 3.1
Exchange Offer Conditions........................      Section 1.1(a)
Fairness Opinion.................................      Recitals
Final Decision...................................      Article X
FLSA.............................................      Article X

Defined Term                                           Location
------------                                           --------

FMLA.............................................      Article X
Form S-4.........................................      Section 1.1(c)
Fully Diluted Common Share Number................      Article X
GAAP.............................................      Article X
Governmental Entity..............................      Article X
Hazardous Materials..............................      Article X
Independent Advisor..............................      Recitals
Independent Directors............................      Section 1.2(d)
Intellectual Property............................      Article X
Knowledge........................................      Article X
Labor Laws.......................................      Article X
Law..............................................      Article X
Letter of Transmittal............................      Section 3.2(a)
Liabilities......................................      Article X
Merger...........................................      Recitals
Merger Consideration.............................      Section 2.4(a)
Merger Sub.......................................      Preamble
Minimum Condition................................      Article X
Nasdaq...........................................      Article X
Net Cash.........................................      Article X
New Parent Proposal..............................      Article X
NLRB.............................................      Article X
Offer............................................      Recitals
Offer Documents..................................      Section 1.1(c)
Offer Price......................................      Section 1.1(a)
Order............................................      Article X
Parent...........................................      Preamble
Parent Change of Control.........................      Article X
Parent Common Stock..............................      Recitals
Parent Disclosure Letter.........................      Article X
Parent Financial Statements......................      Article X
Parent Knowledge Person..........................      Article X
Parent Material Adverse Effect...................      Article X

Defined Term                                           Location
------------                                           --------

Parent Parties...................................      Article X
Parent Reports...................................      Article X
Parent Stock Option..............................      Article X
Parent Stock Rights..............................      Article X
Person...........................................      Article X
Post-Effective Amendment.........................      Article X
Preliminary Prospectus...........................      Section 1.1(c)
Privacy Statement................................      Article X
Promotional Activities                                 Article X
Proxy Statement..................................      Article X
Reference Balance Sheet..........................      Article X
Representatives..................................      Article X
Rights...........................................      Recitals
Schedule 14D-9...................................      Section 1.1(b)
Schedule TO......................................      Section 1.1(c)
SEC..............................................      Article X
Securities Act...................................      Article X
Stock Portion....................................      Section 1.1(a)
Stockholders Agreement...........................      Recitals
Subsidiary.......................................      Article X
Superior Competing Transaction...................      Article X
Surviving Corporation............................      Article X
Tax..............................................      Article X
Tax Return.......................................      Article X
10-K.............................................      Article X
Terminating Company Breach.......................      Section 8.1(g)
Terminating Parent Breach........................      Section 8.1(h)
Termination Fee..................................      Article X
Terms and Conditions.............................      Article X
Third Party......................................      Article X
Transaction Documents............................      Article X
WARN.............................................      Article X

                                                                        ANNEX II

                           Exchange Offer Conditions.

      Notwithstanding any other provision of the Offer, neither Parent nor Merger Sub shall be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Merger Sub to pay for or return tendered Company Common Shares after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Company Common Shares and (except as provided in the Merger Agreement) amend or terminate the Offer as to any tendered Company Common Shares if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer Company Common Shares representing a majority of the outstanding Company Common Shares on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities (the "Minimum Condition"), (ii) any consent identified in Schedule 4.6 to the Company Disclosure Letter shall not have been obtained prior to the expiration of the Offer, (iii) the Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (iv) the shares of Parent Common Stock shall not have been authorized for listing on Nasdaq, subject to official notice of issuance after Parent has used commercially reasonable efforts to do so, or (v) at any time after the date of the Merger Agreement and prior to the time of acceptance for payment of any such Company Common Shares, any of the following events shall occur and be continuing or any of the following conditions exist:

      (a) there shall have been any action taken, or any Law, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition which (i) prohibits, restrains, limits or makes illegal the acceptance for payment, payment for or purchase of Company Common Shares or the consummation of the Offer, the Merger or the other transactions contemplated thereby or by the Transaction Documents, (ii) renders Merger Sub unable to accept for payment, pay for or purchase some or all of the Company Common Shares tendered and not withdrawn pursuant to the Offer, (iii) imposes material limitations on the ability of Merger Sub to effectively exercise full rights of ownership of the Company Common Shares to be acquired in the Offer, including the right to vote such Company Common Shares, or the assets and business of the Company; or

      (b) there shall be pending any suit, action or proceeding by any Governmental Entity or any third party challenging the acquisition by Parent or Merger Sub of any Company Common Shares, seeking to restrain or prohibit consummation of the Offer or the Merger, or seeking to place limitations on the ownership of Company Common Shares or the assets and business of the Company by Parent or Merger Sub; or

      (c) the Merger Agreement shall have been terminated in accordance with its terms; or

      (d) since the date of the Merger Agreement there shall have occurred any event, change, effect or development that, individually or in the aggregate with any other event, change, effect or development since the date of the Merger Agreement, has had or will have a Company Material Adverse Effect; or

      (e) any representation or warranty of the Company contained in the Merger Agreement shall not be true and correct in all material respects, in each case as of the date of determination or on the date such representation or warranty was made (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date); or

      (f) the Company shall have breached or failed to perform any of its covenants and agreements contained in the Merger Agreement required to be performed at or prior to the date of determination; or

      (g) the Company Board of Directors (or any committee thereof) (i) shall have withdrawn or modified in a manner adverse to Merger Sub (including by amendment of the Schedule 14D-9) any of its approvals or recommendations set forth in Section 1.2(a), including as to the Offer, the Merger or this Agreement, (ii) failed to reaffirm any of such approvals or recommendations within five (5) Business Days after Parent has requested in writing that it do so, (iii) recommended or approved any Competing Transaction or Superior Competing Transaction, or (iv) shall have publicly proposed or resolved to do any of the foregoing; or

      (h) the Company shall have entered into, or shall have publicly announced its intention to enter into, an Acquisition Agreement with a third party; or

      (i) any Third Party shall have become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of at least 15% of the outstanding Company Common Shares or shall have acquired, directly or indirectly, at least 15% of the assets of the Company; or

      (j) the Rights shall have become exercisable; or

      (k) Parent shall have failed to receive an officer's certificate executed by the Company's Chief Executive Officer and Chief Financial Officer on behalf of the Company, dated the date of consummation of the Offer, to the effect that none of the events or conditions set forth in paragraphs (d), (e), (f), (g) and
(h) above have occurred; or

      (l) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on Nasdaq or any national securities exchange or in the over-the-counter market, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or other material international or national calamity directly or indirectly involving the United States that has a significant adverse effect on the functioning of the financial markets in the United States or (iv) in the case of any of the foregoing existing at the time of execution of the Agreement, a material acceleration or worsening thereof; provided, however, that this condition in and of itself shall not be a ground for termination and shall only have the effect of delaying the consummation of the Offer during the effective period of such declaration or suspension or other event; or

      (m) either of Steven Krein, the Chairman and Chief Executive Officer of the Company, or Daniel Feldman, the President of the Company, shall have failed to execute and deliver to Parent and the Company a written consulting or employment agreement reasonably satisfactory to Parent, agreeing either (i) to provide transitional consulting services to Parent and the Surviving

Corporation or (ii) to be employed by Parent or the Surviving Corporation, in either case for a term of three months or more after the Effective time.

      The foregoing conditions are for the sole benefit of Merger Sub and may (subject to the terms of the Merger Agreement) be asserted or waived by Merger Sub, in whole or in part, at any time and from time to time, in the sole discretion of Merger Sub, as the case may be. The failure by Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      The capitalized terms used in this Annex II shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex II is annexed.


                                       3